                                                                    Exhibit 10.1



                           LOAN AND SECURITY AGREEMENT

                                  by and among

                              PILLOWTEX CORPORATION
                                   PTEX, INC.
                                 FC ONLINE, INC.
                          BEACON MANUFACTURING COMPANY
                      PILLOWTEX MANAGEMENT SERVICES COMPANY
                             FIELDCREST CANNON, INC.
                            OPELIKA INDUSTRIES, INC.
                                   ENCEE, INC.
                                FCC CANADA, INC.
                                  as Borrowers

                                       and

                              PTEX HOLDING COMPANY
                             THE LESHNER CORPORATION
                          TENNESSEE WOOLEN MILLS, INC.
                        FIELDCREST CANNON FINANCING, INC.
                        FIELDCREST CANNON LICENSING, INC.
                                FCI CORPORATE LLC
                     FIELDCREST CANNON TRANSPORTATION, INC.
                               FCI OPERATIONS LLC
                              PILLOWTEX CANADA INC.
                                  as Guarantors

                         CONGRESS FINANCIAL CORPORATION,
                                    as Agent

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders

                               Dated: May 24, 2002

                               TABLE OF CONTENTS

                                                                                                      Page
SECTION 1.     DEFINITIONS .........................................................................     2

SECTION 2.     CREDIT FACILITIES ...................................................................    33

     2.1  Loans ....................................................................................    33
     2.2  Letter of Credit Accommodations ..........................................................    34
     2.3  Commitments ..............................................................................    37
     2.4  Optional Reduction in Maximum Credit .....................................................    37
     2.5  Joint and Several Liability ..............................................................    38

SECTION 3.     INTEREST AND FEES ...................................................................    39

     3.1  Interest .................................................................................    39
     3.2  Maximum Interest. ........................................................................    40
     3.3  Fees .....................................................................................    42
     3.4  Changes in Laws and Increased Costs of Loans .............................................    43

SECTION 4.     CONDITIONS PRECEDENT ................................................................    45

     4.1  Conditions Precedent to Initial Loans and Letter of Credit Accommodations ................    45
     4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations ....................    49
     4.3  Conditions Precedent to Fixed Asset Availability .........................................    49

SECTION 5.     GRANT AND PERFECTION OF SECURITY INTEREST ...........................................    51

     5.1  Grant of Security Interest ...............................................................    51
     5.2  Perfection of Security Interests .........................................................    52
     5.3  Release of Security Interests in Fixed Asset Collateral ..................................    56

SECTION 6.     COLLECTION AND ADMINISTRATION .......................................................    57

     6.1  Borrowers' Loan Accounts .................................................................    57
     6.2  Statements ...............................................................................    58
     6.3  Collection of Accounts ...................................................................    58
     6.4  Payments .................................................................................    59
     6.5  Authorization to Make Loans ..............................................................    60
     6.6  Use of Proceeds ..........................................................................    61
     6.7  Appointment of Administrative Borrower for Requesting Loans and Receipts of Loans
          and Statements ...........................................................................    61
     6.8  Pro Rata Treatment .......................................................................    62
     6.9  Sharing of Payments, Etc. ................................................................    62
     6.10 Settlement Procedures ....................................................................    63
     6.11 Obligations Several; Independent Nature of Lenders' Rights ...............................    65
     6.12 Illegality ...............................................................................    65

SECTION 7.     COLLATERAL REPORTING AND COVENANTS ..................................................    66

     7.1  Collateral Reporting .....................................................................    66
     7.2  Accounts Covenants .......................................................................    68

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                       Page
     7.3   Inventory Covenants ......................................................................    69
     7.4   Equipment and Real Property Covenants ....................................................    69
     7.5   Power of Attorney ........................................................................    72
     7.6   Right to Cure ............................................................................    73
     7.7   Access to Premises .......................................................................    73

SECTION 8.     REPRESENTATIONS AND WARRANTIES .......................................................    74

     8.1   Corporate Existence, Power and Authority .................................................    74
     8.2   Name; Jurisdiction of Organization; Chief Executive Office; Collateral Locations .........    74
     8.3   Financial Statements; No Material Adverse Change .........................................    75
     8.4   Priority of Liens; Title to Properties ...................................................    75
     8.5   Tax Returns ..............................................................................    75
     8.6   Litigation ...............................................................................    75
     8.7   Compliance with Other Agreements and Applicable Laws .....................................    76
     8.8   Environmental Compliance .................................................................    76
     8.9   Employee Benefits ........................................................................    77
     8.10  Bank Accounts ............................................................................    77
     8.11  Intellectual Property ....................................................................    78
     8.12  Subsidiaries; Affiliates; Capitalization; Solvency .......................................    78
     8.13  Labor Disputes ...........................................................................    79
     8.14  Restrictions on Subsidiaries .............................................................    79
     8.15  Material Contracts .......................................................................    79
     8.16  Confirmation Order .......................................................................    80
     8.17  Mergers ..................................................................................    80
     8.18  Interrelated Businesses ..................................................................    81
     8.19  Credit Card Agreements ...................................................................    81
     8.20  Applications under Insolvency Statutes ...................................................    81
     8.21  Accuracy and Completeness of Information .................................................    82
     8.22  Survival of Warranties; Cumulative .......................................................    82

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS ...................................................    82

     9.1   Maintenance of Existence .................................................................    82
     9.2   New Collateral Locations .................................................................    83
     9.3   Compliance with Laws, Regulations, Etc. ..................................................    83
     9.4   Payment of Taxes and Claims ..............................................................    84
     9.5   Insurance ................................................................................    84
     9.6   Financial Statements and Other Information ...............................................    85
     9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc. .................................    87
     9.8   Encumbrances .............................................................................    92
     9.9   Indebtedness .............................................................................    94
     9.10  Loans, Investments, Etc. .................................................................   100
     9.11  Dividends and Redemptions ................................................................   104

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                      Page
     9.12   Transactions with Affiliates ........................................................      105
     9.13   Compliance with ERISA ...............................................................      105
     9.14   End of Fiscal Years; Fiscal Quarters ................................................      106
     9.15   Change in Business ..................................................................      106
     9.16   Limitation of Restrictions Affecting Subsidiaries ...................................      106
     9.17   Minimum EBITDA ......................................................................      107
     9.18   License Agreements ..................................................................      107
     9.19   After Acquired Real Property ........................................................      108
     9.20   Credit Card Agreements ..............................................................      108
     9.21   Costs and Expenses ..................................................................      109
     9.22   Further Assurances ..................................................................      110

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES ...................................................      110

     10.1   Events of Default ...................................................................      110
     10.2   Remedies ............................................................................      113

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW .....................      116

     11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver ...............      116
     11.2   Waiver of Notices ...................................................................      118
     11.3   Amendments and Waivers ..............................................................      118
     11.4   Waiver of Counterclaims .............................................................      120
     11.5   Indemnification .....................................................................      120
     11.6   Currency Indemnity ..................................................................      120

SECTION 12.    THE AGENT ........................................................................      121

     12.1   Appointment, Powers and Immunities ..................................................      121
     12.2   Reliance by Agent ...................................................................      121
     12.3   Events of Default ...................................................................      122
     12.4   Congress in its Individual Capacity .................................................      122
     12.5   Indemnification .....................................................................      122
     12.6   Non-Reliance on Agent and Other Lenders .............................................      123
     12.7   Failure to Act ......................................................................      123
     12.8   Additional Loans ....................................................................      123
     12.9   Concerning the Collateral and the Related Financing Agreements ......................      124
     12.10  Field Audit, Examination Reports and other Information; Disclaimer by Lenders .......      124
     12.11  Collateral Matters ..................................................................      125
     12.12  Agency for Perfection ...............................................................      126
     12.13  Successor Agent .....................................................................      126

SECTION 13.    TERM OF AGREEMENT; MISCELLANEOUS .................................................      127

     13.1   Term ................................................................................      127
     13.2   Interpretative Provisions ...........................................................      129

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
     13.3   Notices ..............................................................................     130
     13.4   Partial Invalidity ...................................................................     131
     13.5   Successors ...........................................................................     131
     13.6   Assignments; Participations ..........................................................     131
     13.7   Confidentiality ......................................................................     133
     13.8   Entire Agreement .....................................................................     134
     13.9   Counterparts, Etc. ...................................................................     135

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

    Exhibit A              Form of Assignment and Acceptance

    Exhibit B              Form of Borrowing Base Certificate

    Exhibit C              Information Certificate

    Exhibit D              Compliance Certificate


    Schedule 1.43          Maximum Operational Restructuring Costs

    Schedule 1.63          Existing Lenders

    Schedule 1.64          Existing Letters of Credit

    Schedule 1.101         List of Mortgages, Deeds of Trust and Deeds to Secure

    Schedule 1.102         List of Moveable Assets

    Schedule 1.138         List of Subsidiary Merger Agreements

    Schedule 1.143         Term Loan Lender Agreements

    Schedule 1.144         Term Loan Lenders

    Schedule 1.145         Term Loan Priority Collateral

    Schedule 8.16          Cash Amounts Payable under the Plan

    Schedule 8.20          Credit Card Agreements

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (this "Agreement") dated as of May 24, 2002 is entered into by and among Pillowtex Corporation, a Delaware corporation ("Parent" as hereinafter further defined), PTEX, Inc., a Delaware corporation ("PTEX"), Fieldcrest Cannon, Inc., a Delaware corporation ("Fieldcrest"), FC Online, Inc., formerly known as Manetta Home Fashions, Inc., a North Carolina corporation ("FC Online"), Beacon Manufacturing Company, a North Carolina corporation ("Beacon"), Pillowtex Management Services Company, a Delaware business trust ("PT Management"), Opelika Industries, Inc., an Alabama corporation ("Opelika"), Encee, Inc., a Delaware corporation ("Encee"), FCC Canada, Inc., a Delaware corporation ("FCC Canada", and together with Parent, PTEX, Fieldcrest, FC Online, Beacon, PT Management, Opelika and Encee, each individually a "Borrower" and collectively, "Borrowers" as hereinafter further defined), PTEX Holding Company, a Delaware corporation ("PTEX Holding"), The Leshner Corporation, an Ohio corporation ("Leshner"), Tennessee Woolen Mills, Inc., a Tennessee corporation ("Woolen Mills"), Fieldcrest Cannon Financing, Inc., a Delaware corporation ("FC Financing"), Fieldcrest Cannon Licensing, Inc, a Delaware corporation ("FC Licensing"), FCI Corporate LLC, a Delaware limited liability company ("FCI Corporate"), Fieldcrest Cannon Transportation, Inc., a Delaware corporation ("Transportation"), FCI Operations LLC, a Delaware limited liability company ("FCI Operations"), Pillowtex Canada Inc., an Ontario corporation ("PT Canada", and together with PTEX Holding, Leshner, Woolen Mills, FC Financing, FC Licensing, FCI Corporate, Transportation and FCI Operations, each individually a "Guarantor" and collectively, "Guarantors" as hereinafter further defined), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders pursuant to the terms hereof (in such capacity, "Agent" as hereinafter further defined).

                              W I T N E S S E T H:


         WHEREAS, Pillowtex Corporation, as debtor and debtor-in-possession, a Texas corporation ("Old Pillowtex" as hereinafter further defined), and certain of its subsidiaries, each as debtor and debtor-in-possession (individually, a "Chapter 11 Company" and collectively, "Chapter 11 Companies" as hereinafter further defined), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (collectively, the "Chapter 11 Cases" as hereinafter further defined);

         WHEREAS, in the Chapter 11 cases of the Chapter 11 Companies, the Second Amended Joint Plan of Reorganization of Pillowtex Corporation and Its Debtor Subsidiaries has been confirmed pursuant to the Confirmation Order (as hereinafter defined), and concurrently with the making of the initial loans or issuance of letters of credit hereunder, the effective date with respect to such Plan has occurred; and

         WHEREAS, concurrently with or prior to the effective date of such Plan, certain of the Chapter 11 Companies have each merged with and into each other and Old Pillowtex has merged with and into Parent with Parent as the surviving corporation; and

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders provide a secured revolving credit facility to Borrowers on and after the effective date of the Plan pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to such Lender's Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "ACH Transactions" shall mean any cash management or related services, including the automated clearinghouse transfer of funds, provided by Bank of America, N.A., in its individual capacity, to any Borrower as the depository bank for any accounts of Borrowers maintained at Bank of America, N.A. that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Bank of America, N.A. is a party.

         1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Eurodollar Rate Loan for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.4 "Administrative Borrower" shall mean Pillowtex Corporation, a Delaware corporation in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

         1.5 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person; (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock; and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. Notwithstanding anything in this definition to the contrary, in no event shall any Term Loan Lender be considered an Affiliate of any Borrower or Guarantor.

         1.6 "Agent" shall mean Congress Financial Corporation, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.7 "Agent Payment Account" shall mean account no. 5000000030279 of Agent at Wachovia Bank, National Association, Charlotte, North Carolina or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.8 "Applicable Margin" shall mean, at any time, as to the interest rate for Prime Rate Loans and the interest rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

                                                              Applicable     Applicable
               Quarterly Average                                 Prime       Eurodollar
              Excess Availability           Leverage Ratio     Rate Margin   Rate Margin
              -------------------           --------------     -----------   -----------

      (a)    $75,000,000 or more          2.00 to 1.00 or less     1/2%        2 1/2%

      (b)    Greater than or equal to     Greater than 2.00 to     3/4%        2 3/4%
             $50,000,000 and less than    1.00 but equal to or
             $75,000,000                  less than 2.50 to 1.00


      (c)  Greater than or equal to       Greater than 2.50 to         1%         3%
           $25,000,000 and less than      1.00 but equal to or
           $50,000,000                    less than 3.00 to 1.00

      (d)  Less than $25,000,000          Greater than 3.00 to     1 1/4%     3 1/4%
                                          1.00

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 2002) and shall remain in effect until adjusted thereafter at the end of the next fiscal quarter and (ii) the Applicable Margin shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio.

         1.9 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.6 hereof.

         1.10 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules and regulations thereunder or related thereto.

         1.11 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

         1.12 "Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.13 "Blocked Accounts" shall have the meaning set forth in Section 6.3(a) hereof.

         1.14 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer, treasurer or controller of Parent and delivered to Agent.

         1.15 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): (a) Pillowtex Corporation, a Delaware corporation; (b) PTEX, Inc., formerly known as Pillowtex, Inc., a Delaware corporation; (c) Fieldcrest Cannon, Inc., a Delaware corporation; (d) FC Online, Inc., formerly known as Manetta Home Fashions, Inc., a North Carolina corporation; (e) Beacon Manufacturing Company, a North Carolina corporation; (f) Pillowtex Management Services Company, a Delaware business trust; (g) Opelika Industries,

Inc., an Alabama corporation; (h) Encee, Inc., a Delaware corporation; and (i) FCC Canada, Inc., a Delaware corporation; each sometimes being referred to herein individually as a "Borrower".

         1.16 "Borrowing Base" shall mean, at any time, the amount equal to:

              (a)  the sum of:

                   (i) eighty-five (85%) percent of the Net Amount of the Eligible Accounts of Borrowers and PT Canada, PLUS

                   (ii) the lesser of (A) the Inventory Loan Limit or (B) the sum of: (1) fifty-one (51%) percent multiplied by the Value of Eligible Inventory of Borrowers and PT Canada consisting of raw materials plus (2) fifty-one (51%) percent multiplied by the Value of Eligible Inventory of Borrowers and PT Canada consisting of work-in-process, plus (3) sixty-five (65%) percent multiplied by the Value of Eligible Inventory of Borrowers and PT Canada consisting of finished goods, PLUS

                   (iii) the Fixed Asset Availability on and after the date of the exercise by Administrative Borrower of its option provided for in Section
4.3 hereof and the satisfaction of the conditions as provided for therein,

                       MINUS

              (b)  Reserves.

For purposes of applying the Inventory Loan Limit only, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the Inventory Loan Limit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to the Inventory Loan Limit, before being attributed to the components of the lending formulas subject to the Inventory Loan Limit. The amounts of Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

        1.17 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

        1.18 "Canadian Subsidiary Amalgamation" shall mean the amalgamation of 588747 Alberta Ltd. with PT Canada pursuant to and in accordance with the Subsidiary Merger

Agreements with respect thereto and with the amalgamated corporation continuing to use the name Pillowtex Canada, Inc..

     1.19 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

     1.20 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.21 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit, eurodollar time deposits, bankers' acceptances and other interest bearing time deposits with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia or any direct obligations issued by any State or other political subdivision of the United States and in each case rated at least A-1 by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.;
(d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     1.22 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except as permitted under Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, except as permitted under Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or of more than fifty (50%) percent of the voting power of the Board of Directors of Parent; or (d) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

     1.23 "Chapter 11 Cases" shall mean the Chapter 11 cases of the Chapter 11 Companies under the Bankruptcy Code referred to as In re Pillowtex, Inc. et al., Case No. 00-4211 (SLR), Jointly Administered, which were pending in the Bankruptcy Court.

     1.24 "Chapter 11 Companies" shall mean collectively, each of the following (together with their respective successors and assigns): (a) Pillowtex Corporation, as debtor and debtor-in-possession, a Texas corporation, (b) Amoskeag Management Corporation, as debtor and debtor-in-possession, a Delaware corporation; (c) Bangor Investment Company, as debtor and debtor-in-possession, a Maine corporation; (d) Beacon Manufacturing Company, as debtor and debtor-in-possession, a North Carolina corporation; (e) Crestfield Cotton Company, as debtor and debtor-in-possession, a Tennessee corporation; (f) Downeast Securities Corporation, as debtor and debtor-in-possession, a Delaware corporation; (g) Encee, Inc., as debtor and debtor-in-possession, a Delaware corporation; (h) FCC Canada, Inc., as debtor and debtor-in-possession, a Delaware corporation; (i) Fieldcrest Cannon, Inc., as debtor and debtor-in-possession, a Delaware corporation; (j) Fieldcrest Cannon Transportation, Inc., as debtor and debtor-in-possession, a Delaware corporation; (k) Fieldcrest Cannon Financing, Inc., as debtor and debtor-in-possession, a Delaware corporation; (l) FCI Corporate LLC, a Delaware limited liability company (formerly known as Fieldcrest Cannon International, Inc., a Delaware corporation), as debtor and debtor-in-possession, a Delaware corporation; (m) Fieldcrest Cannon Licensing, Inc., as debtor and debtor-in-possession, a Delaware corporation; (n) Fieldcrest Cannon SF, Inc., as debtor and debtor-in-possession, a Delaware corporation; (o) The Leshner Corporation, as debtor and debtor-in-possession, an Ohio corporation; (p) Leshner of California, Inc., as debtor and debtor-in-possession, a California corporation; (q) Manetta Home Fashions, Inc., as debtor and debtor-in-possession, a North Carolina corporation; (r) Moore's Falls Corporation, as debtor and debtor-in-possession, a Delaware corporation; (s) Opelika Industries, Inc., as debtor and debtor-in-possession, an Alabama corporation; (t) Pillowtex Management Services Company, as debtor and debtor-in-possession, a Delaware business trust; (u) PTEX Holding Company, as debtor and debtor-in-possession, a Delaware corporation; (v) FCI Operations LLC, a Delaware limited liability company (formerly known as St. Marys, Inc., a Delaware corporation) as debtor and debtor-in-possession, a Delaware corporation; (w) Tennessee Woolen Mills, Inc., as debtor and debtor-in-possession, a Tennessee corporation; and (x) Pillowtex, Inc., as debtor and debtor-in-possession, a Delaware corporation; each sometimes being referred to herein individually as a "Chapter 11 Company".

     1.25 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules and regulations thereunder or related thereto.

     1.26 "Collateral" shall have the meaning set forth in Section 5.1 hereof.

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     1.27 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise (or to subordinate any and all such claims to the security interests and liens of Agent), and agrees to permit Agent access to, and the right to use, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral (or otherwise grants Agent such rights of access and use as are acceptable to Agent) and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

     1.28 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

     1.29 "Confirmation Order" shall mean the Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Joint Plan of Reorganization of Pillowtex Corporation and Its Debtor Subsidiaries issued by the Bankruptcy Court and entered on May 1, 2002 in the Chapter 11 Cases.

     1.30 "Congress" shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

     1.31 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements in favor of Agent by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements acknowledging the first priority security interest of Agent in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.32 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, as to Borrowers, the agreements set forth on Schedule 8.20 hereto.

     1.33 "Credit Card Issuer" shall mean any Person (other than Borrowers) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

     1.34 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including Paymentech Merchant Services LLC).

     1.35 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

     1.36 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

     1.37 "Currency Due" shall have the meaning set forth in Section 11.6 hereof.

     1.38 "Debt" shall mean, as to any Person, at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade and other accounts payable and current accrued expenses payable of such Person arising in the ordinary course of business which are not past due by more than ninety (90) days, (d) all obligations under a Capital Lease of such Person, provided, that, solely for purposes of calculating the Leverage Ratio for periods ending on or prior to March 31, 2003, such obligations under a Capital Lease outstanding as of the date hereof or resulting from the conversion or termination, within thirty (30) days after the date hereof, of any operating leases existing on the date hereof shall be excluded from this definition of "Debt", (e) all Debt or other obligations of others guaranteed by such Person, (f) all obligations secured by a lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) the aggregate amount of preferred stock issued by such Person.

     1.39 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

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

     1.40 "Defaulting Lender" shall have the meaning set forth in Section 6.10(d) hereof.

     1.41 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the Borrower or Guarantor (as the case may be) with a deposit account at any bank and the bank at which such deposit account is at any time maintained (excluding deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments)which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent may reasonably require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein (except as Agent may otherwise agree) and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all collected and available balances received or deposited into the Blocked Accounts (or as such bank may otherwise agree).

     1.42 "Earnings from Operations" shall have the meaning given to such term pursuant to GAAP.

     1.43 "EBITDA" shall mean, for any period, determined in accordance with GAAP on a consolidated basis for Parent and its Subsidiaries the sum of (a) Earnings From Operations plus (b) depreciation and amortization to the extent included in determining Earnings From Operations, plus (c) restructuring charges and impairment of long-lived assets up to and including the date of this Agreement, to the extent included in determining Earnings From Operations, plus
(d) other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except as noted in (c), above) to the extent included in determining Earnings From Operations, plus (e) professional fees incurred outside the ordinary course of business up to and including the date of this Agreement including legal counsel, financial advisors, human resource consultants, manufacturing consultants and cash management consultants to the extent included in determining Earnings From Operations, plus (f) Operational Restructuring Costs incurred on or before March 31, 2003, to the extent included in determining Earnings From Operations but not included in (c) and (e) above, not to exceed the amounts set forth in Schedule
1.43 for any twelve (12) month period described in Schedule 1.43, plus (g) non-cash compensation expense, to the extent included in determining Earnings From Operations, plus (h) solely for any twelve (12) month period ending prior to December 31, 2002, charges taken in Parent's fourth fiscal quarter of 2001 as a result of the write-down of accounts receivable owed to Parent and its Subsidiaries by Kmart Corporation, to the extent included in determining Earnings From Operations, plus (i) costs incurred in connection with the preparation of an S-1 securities registration offering.

     1.44 "Effective Date" shall mean the date after which the Confirmation Order shall have become a Final Order and that all of the conditions precedent to the effectiveness of the Plan shall have been satisfied.

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

     1.45 "Eligible Accounts" shall mean trade Accounts created by a Borrower or PT Canada which are and continue to be acceptable to Agent in good faith based on the criteria set forth below. Accounts shall be Eligible Accounts if:

           (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or PT Canada or rendition of services by such Borrower or PT Canada in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

           (b) such Accounts are not unpaid more than the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them;

           (c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

           (d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, such Borrower or PT Canada shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be reasonably required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of Canada or any political subdivision thereof (including any Province) in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may reasonably request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower or PT Canada an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent in accordance with its customary practices for such determination and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance reasonably satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and the issuer and any appropriate agents for such issuer have acknowledged in writing the assignment thereof to Agent or provided for Agent to be named as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent in good faith;

           (e) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's or PT Canada's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, provided, that, as to bill and hold invoices, (i) if Agent shall have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice then such Account that is otherwise an Eligible Account may be an Eligible Account or (ii) if Agent shall not have received such an agreement in writing from the account debtor, then the Inventory that is subject to such invoice that is otherwise Eligible Inventory may be deemed Eligible Inventory;

           (f) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower or PT Canada to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

           (g) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

           (h) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted hereunder (other than (i) any purchase money security interests or liens, or (ii) any other security interests or liens that may have priority over the security interests of Agent or (iii) any security interests or liens that are not subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such lien and Agent);

           (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor;

           (j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, (i) if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner reasonably satisfactory to Agent and (ii) or (ii) if the account debtor is Her Majesty in right of Canada or any Provincial or local Governmental Authority, or any ministry, such Borrower or PT Canada has assigned its right to payment of such account to the Agent pursuant to and in accordance with the Financial Administration Act (Canada) or any similar Provincial or local law, regulation or requirement;

           (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

           (l) such Accounts are not evidenced by or arising under any instrument or chattel paper and are not a Credit Card Receivable;

           (m)  such Accounts comply with the terms of Section 7.2(b) hereof;

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

           (n) the aggregate amount of such Accounts owing by a single account debtor (other than Wal-Mart Corporation, Federated Department Stores, Inc., Kohl's Corporation, J.C. Penney Company, Inc., Target Corporation and as to each of them, any U.S. and Canadian affiliates controlled by it) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of Wal-Mart Corporation, Federated Department Stores, Inc., Kohl's Corporation, J.C. Penney Company, Inc., Target Corporation and as to each of them, any U.S. and Canadian affiliates controlled by it, do not constitute more than forty (40%) percent for Wal-Mart Corporation and such U.S. and Canadian affiliates, fifteen (15%) percent for Federated Department Stores, Inc. and such U.S. and Canadian affiliates, fifteen (15%) percent for Kohl's Corporation and such U.S. and Canadian affiliates, fifteen (15%) percent for J.C. Penney Company, Inc. and such U.S. and Canadian affiliates, and fifteen (15%) percent for Target Corporation and such U.S. and Canadian affiliates, in each case, of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

           (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

           (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower or PT Canada does not exceed the credit limit with respect to such account debtors as determined by such Borrower or PT Canada from time to time, to the extent such credit limit as to any account debtor is established consistent with the then current practices of such Borrower or PT Canada and such credit limit is acceptable to Agent in good faith (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

           (q) such Accounts are owed by account debtors deemed creditworthy by such Borrower or PT Canada consistent with its practices and policies then in effect and by Agent in good faith at all times such Accounts are outstanding.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.46 "Eligible Assignee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (e) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided, that, such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the Organization for Economic Cooperation and Development; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000, and (g) any other entity approved by both Administrative Borrower and Agent, provided, that, (i) the approval of Administrative Borrower shall not be unreasonably withheld, conditioned or delayed, except that such approval shall not be required if an Event of Default shall exist or have occurred and be continuing,
(ii) no Borrower, Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Assignee and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Assignee, except as Agent and Administrative Borrower may otherwise specifically agree. Without limiting the generality of the foregoing, each of Bank of America, N.A., Foothill Capital Corporation, General Electric Capital Corporation and The CIT Group/Business Credit, Inc. shall be Eligible Assignee.

     1.47 "Eligible Equipment" shall mean, as to each Borrower and PT Canada, Equipment owned by such Borrower or PT Canada and included in an appraisal of Equipment received by Agent in accordance with the requirements of Agent, which Equipment is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) Equipment at premises other than those owned or leased and controlled by any Borrower or PT Canada, provided, that, as to locations that are leased by a Borrower or PT Canada, if Agent shall not have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall have determined to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall in good faith determine (provided that so long as no Default or Event of Default exists or has occurred and is continuing such Reserves for a particular leased location shall not exceed the amount equal to three months of payments due under the applicable lease plus any amounts then owing in connection with such lease that may be past due); (b) Equipment subject to a security interest or lien in favor of any person other than Agent except those permitted hereunder (but not including for the purpose of this exception (i) any purchase money security interests or liens that may be permitted under this Agreement, or (ii) any other security interests or liens that may have priority over the security interests of Agent or (iii) any security interest or liens that are not subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent); (c) Equipment that is part of the Term Loan Priority Collateral; (d) Equipment that is not located in the continental United States of America or Canada; (e) Equipment that is not subject to the first priority, valid and perfected security interest of Agent;
(f) Equipment that constitutes Moveable Assets; (g) damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower's or PT Canada's business as presently conducted; (h) computer hardware; (i) tooling or (j) Equipment not used for the manufacturing of Inventory or used in the warehousing or distribution of Inventory, in each case, in the ordinary course of the business of such Borrower or PT Canada. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

     1.48 "Eligible Inventory" shall mean, as to each Borrower and PT Canada, Inventory of such Borrower or PT Canada consisting of finished goods held for resale in the ordinary course of the business of such Borrower or PT Canada and raw materials and work-in-process for such finished goods (including cotton, yarn, feathers, greige goods, and pillow shells), in each case which are acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Inventory shall not include

                (a) work-in-process (other than work-in-process of the types referred to above);

                (b)  spare parts for equipment;

                (c)  packaging and shipping materials;

                (d) supplies used or consumed in such Borrower's or PT Canada's business;

                (e) Inventory not located at premises owned or leased and controlled by any Borrower or PT Canada, provided, that, as to locations which are leased by a Borrower or PT Canada, if Agent shall not have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall in good faith determine (provided that so long as no Default or Event of Default exists or has occurred and is continuing, such Reserves for a particular leased location shall not exceed the amount equal to three months of payments due under the applicable lease plus any amounts then owing in connection with such lease that may be past due), except that (i) Inventory imported from outside the United States or Canada by such Borrower or PT Canada that has been received at a port in the United States or Canada and paid for by such Borrower or PT Canada's (and including freight and duty) and is then in the possession of a carrier in transit to a location of such Borrower or PT Canada in the United States or Canada that is permitted hereunder and which is included in either the perpetual inventory reports or the inventory in transit reports of such Borrower or PT Canada as provided to Agent and (ii) Inventory in transit in the ordinary course of business between locations of any Borrower and/or Guarantor in the United States or Canada permitted hereunder, may in each case nevertheless be Eligible Inventory;

                (f) Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted hereunder (but not including for purposes of this exception (i) any purchase money security interests or liens that may be permitted under this Agreement, or (ii) any other security interests or liens that may have priority over the security interests of Agent or (iii) any security interests or liens that are not subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent);

                (g) bill and hold goods, except that if Agent shall not have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay the invoice for such bill and hold goods, then the goods subject to such invoice that are otherwise Eligible Inventory may be deemed Eligible Inventory;

            (h)   unserviceable or obsolete Inventory;

            (i) Inventory which is not subject to the first priority, valid and perfected security interest of Agent;

            (j)   damaged and/or defective Inventory;

            (k)   Inventory purchased or sold on consignment and

            (l) Inventory located outside the United States of America and Canada.

Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.49 "Eligible Real Property" shall mean, as to each Borrower and PT Canada, Real Property owned by such Borrower or PT Canada as of the date hereof in fee simple and included in an appraisal of Real Property received by Agent after the date hereof in accordance with the requirements of Agent and in each case acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Real Property shall not include: (a) Real Property which is not owned and operated by a Borrower or PT Canada; (b) Real Property subject to a security interest, lien or mortgage or other encumbrance in favor of any person other than Agent, except those permitted hereunder (but not including for the purpose of this exception (i) any purchase money security interests or liens that may be permitted under this Agreement, or (ii) other security interests or liens that would have priority over the security interests of Agent or are not subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such lien and Agent); (c) Real Property constituting Term Loan Priority Collateral; (d) Real Property that is not located in the continental United States of America; (e) Real Property that is not subject to the valid and enforceable, first priority, perfected security interest, lien and mortgage of Agent; (f) Real Property where Agent determines that issues relating to compliance with Environmental Laws adversely affect in any material respect the value thereof or the ability of Agent to sell or otherwise dispose thereof (but subject to the right of Agent to establish Reserves to reflect such adverse affect); and (g) Real Property improved with residential housing. Any Real Property which is not Eligible Real Property shall nevertheless be part of the Collateral.

     1.50 "Environmental Laws" shall mean all applicable Federal, State, Provincial and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), judicial or administrative orders or judgments, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal

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Comprehensive Environmental Response, Compensation and Liability Act of 1980,
the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act of 1974, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), (ii) applicable state or provincial counterparts to such laws and
(iii) any common law that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Materials.

     1.51 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.52 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules and regulations thereunder or related thereto.

     1.53 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.54   "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Benefit Plan for which the reporting requirements have not been waived in writing; (b) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Benefit Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Benefit Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; and (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under

Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $1,000,000.

     1.55 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Administrative Borrower on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

     1.56 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.57 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.58   "Excess" shall have the meaning set forth in Section 3.2(b) hereof.

     1.59 "Excess Availability" shall mean the amount, as determined by Agent in good faith calculated at any date, equal to (a) the lesser of (i) the Borrowing Base and (ii) the Maximum Credit (in each case under (i) or (ii) after giving effect to any Reserves other than any LC Reserves) minus (b) the sum of
(i) the amount of all then outstanding and unpaid Obligations (other than any outstanding Letter of Credit Accommodations) plus (ii) the amount of the LC Reserves then established plus (iii) the aggregate amount of all then outstanding and unpaid payables and other obligations of any Borrower which are outstanding more than sixty (60) days past the original due date as of such time (other than payables and other obligations being contested or disputed by any Borrower in good faith).

     1.60 "Excess Equipment" shall mean Equipment located in the United States or Canada as of the date hereof that: (a) is not necessary or material to the conduct of the business of any Borrower or Guarantor at the then current location of the Equipment; (b) is not a fixture; (c) is not a Moveable Asset; and (d) may be moved to a location outside the United States or Canada by any Borrower or Guarantor without violating any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound.

     1.61 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules and regulations thereunder or related thereto.

     1.62 "Exchange Rate" shall mean the prevailing spot rate of exchange of such bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

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

     1.63   "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.63 hereto (and including Bank of America, N.A. in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.

     1.64 "Existing Letters of Credit" shall mean, collectively, the letters of credit or banker's acceptance issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on
Schedule 1.64 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.65 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Administrative Borrower and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.66 "Final Order" shall mean a judgement, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or
(b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, review, rehearing or certiorari can be taken or granted.

     1.67 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

     1.68 "First Rate" shall have the meaning set forth in Section 3.2(e) hereof.

     1.69 "Fixed Asset Availability" shall mean the amount equal to the lesser of: (a) $10,000,000 or (b) the sum of (i) fifty (50%) percent of the orderly liquidation value of Eligible Real Property as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Real Property received by Agent in accordance with Section 4.3 or 7.4 hereof plus
(ii) fifty (50%) percent of the forced liquidation value of the Eligible Equipment as set forth in the most recent acceptable appraisal (or acceptable updates of existing appraisals) of such Equipment received by Agent in accordance with Section 4.3 or 7.4 hereof; provided, that, the Fixed Asset Availability shall be reduced as of the first day of each month, commencing on the first day of the month that is first anniversary of the date that the Fixed Asset Availability is included in the calculation of the Borrowing Base, by an amount equal to the initial Fixed Asset Availability divided by sixty (60).

     1.70 "Fixed Asset Collateral" shall mean the Real Property of Borrowers and Guarantors and the Equipment of Borrowers and Guarantors, other than any Real Property or Equipment constituting Term Loan Priority Collateral.

     1.71 "Funding Bank" shall have the meaning set forth in Section 3.4(a) hereof.

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

     1.72 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of this Agreement as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

     1.73 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.74 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) PTEX Holding Company, a Delaware corporation; (b) The Leshner Corporation, an Ohio corporation; (c) Tennessee Woolen Mills, Inc., Inc., a Tennessee corporation; (d) Fieldcrest Cannon Financing, Inc., a Delaware corporation; (e) Fieldcrest Cannon Licensing, Inc, a Delaware corporation; (f) FCI Corporate LLC, a Delaware limited liability company; (g) Fieldcrest Cannon Transportation, Inc., a Delaware corporation; (h) FCI Operations LLC, a Delaware limited liability company and (i) Pillowtex Canada Inc., an Ontario corporation; each sometimes being referred to herein individually as a "Guarantor".

     1.75 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     176    "Indebtedness" shall mean, (without duplication) with respect to any
Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market according to GAAP) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable advance or minimum guarantee royalty payments.

     1.77 "Indemnitee" shall have the meaning set forth in Section 11.5 hereof.

     1.78 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers and Guarantors constituting Exhibit C hereto containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.79 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are of the type that may be subject to copyright registration, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; and software and contract rights relating to computer software programs, in whatever form created or maintained.

     1.80 "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, by and among Agent, Lenders and Term Loan Agent (for itself and on behalf of Term Loan Lenders), as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.81 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

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

     1.82 "Interest Rate" shall mean,

          (a)  Subject to clauses (b) and (c) of this definition below:

               (i) as to Prime Rate Loans, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate,

               (ii) as to Eurodollar Rate Loans, a rate equal to two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by the Borrower requesting such Loan, or Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of such Interest Period, whether such rate is higher or lower than any rate previously quoted to Administrative Borrower.

          (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 2002), the Interest Rate payable by each Borrower shall be increased or decreased, as the case may be,
(i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

          (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability or the Leverage Ratio) plus two (2%) percent per annum, at Agent's option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Agent may specify, in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower or Guarantor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and (ii) on Loans to any Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without the knowledge or consent of Agent or any Lender and whether made before or after an Event of Default).

     1.83 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor;
(b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

     1.84 "Inventory Loan Limit" shall mean $110,000,000.

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

     1.85 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Agent may require.

     1.86 "Judgement Currency" shall have the meaning set forth in Section 11.6 hereof.

     1.87 "LC Reserves" shall mean, as to any Letter of Credit Accommodation,
(a) if the Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (i) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to the category of Eligible Inventory to be purchased with such Letter of Credit Accommodation set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (ii) the actual amount of freight, taxes, duty and other amounts that are or will be payable in connection with such Inventory upon arrival and for delivery to a Borrower's location for Eligible Inventory within the United States of America (or if the actual amounts cannot be determined by Agent using reasonable efforts, whether based on information provided by Administrative Borrower to Agent or otherwise, then Agent's good faith estimates of such amounts) and (b) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto.

     1.88 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.6 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

     1.89 "Letter of Credit Accommodations" shall mean, collectively, (a) the letters of credit, merchandise purchase or other guaranties which are from time to time either issued or opened by Agent or any Lender for the account of any Borrower or Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

     1.90 "Leverage Ratio" shall mean, as of any date of determination, for the twelve (12) month period then ended for Parent and its Subsidiaries, the ratio of (a) Debt of Parent and its Subsidiaries on a consolidated basis as of the last day of such period to (b) EBITDA during such period.

     1.91 "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

     1.92 "Loans" shall mean, the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.93 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers, taken as a whole (other than the Chapter 11 Cases), or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (c) the Collateral or its value, taken as a whole (d) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

     1.94 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $10,000,000 in any fiscal year (but not including for this purpose purchase orders with respect to purchases and sales of Inventory received in the ordinary course of business) and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

     1.95 "Maturity Date" shall have the meaning set forth in Section 13.1 hereof.

     1.96 "Maximum Credit" shall mean the amount of $200,000,000.

     1.97 "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the Obligations.

     1.98 "Mergers" shall mean, collectively, the Pillowtex Merger and the Subsidiary Mergers; sometimes being referred to herein individually as a "Merger".

     1.99 "Merger Agreements" shall mean, individually and collectively, the Pillowtex Merger Agreements and the Subsidiary Merger Agreements.

    1.100 "Minority Lenders" shall have the meaning set forth in Section 11.3(c) hereof.

    1.101 "Mortgages" shall mean, individually and collectively, the mortgages, deeds of trust, deeds to secure debt, leasehold mortgages and leasehold deeds of trust by Borrowers and Guarantors in favor of or for the benefit of Agent listed on Schedule 1.101 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.102 "Movable Assets" shall mean all right, title and interest of any Borrower or Guarantor in the Equipment described on Schedule 1.102 hereto and located as of March 15, 2002 at (a) the China Grove, North Carolina Facility known as Plant #16; (b) the Kannapolis, North Carolina sheet mill known as Plant #4; (c) the Phenix City, Alabama facility; and (d) the Columbus, Georgia facility.

     1.103 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

     1.104 "Net Amount of Eligible Accounts" shall mean, as to any Borrower or PT Canada, the gross amount of the Eligible Accounts of such Borrower or PT Canada less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.105 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal (or an update of an existing appraisal) of Inventory received by Agent in accordance with
Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to such appraisal.

     1.106 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers and Guarantors to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower or Guarantor under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation, (a) all obligations, liabilities and indebtedness arising from or in connection with Letter of Credit Accommodations and (b) all obligations, liabilities and indebtedness owing to Agent or Bank of America, N.A. in its individual capacity (and not as Lender or Term Loan Lender or owing to Bank of America, N.A. in connection with any Existing Letters of Credit) arising from or in connection with ACH Transactions.

     1.107 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who pledges or grants a security interest in or lien upon any property to secure any of the Obligations (and including, without limitation, any Guarantor), other than Borrowers.

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     1.108 "Old Pillowtex" shall mean Pillowtex Corporation, a Texas corporation, as debtor and debtor-in-possession in the Chapter 11 Cases.

     1.109 "Operational Restructuring Costs" shall mean, for any period, on a consolidated basis for Parent and its Subsidiaries, the costs related to the permanent closure of a facility or facilities and the relocation of the production to an alternative facility or facilities to the extent included in determining Earnings From Operations consisting of the sum of (a) payments or accruals for severance and benefit continuation, plus (b) payments or accruals for employee retention bonuses, plus (c) expenses incurred to relocate equipment and inventory from a closed facility or facilities to an alternative manufacturing location or locations, and to retrofit relocated equipment and alternative manufacturing location assets, plus (d) payments or accruals to resolve any environmental issues related to a closed facility or facilities, plus (e) employee training costs for the relocated equipment, plus (f) increased quality costs due to the start-up of production at the new facility or facilities and the phase-down of production at the closed facility or facilities, plus (g) increased labor and workers compensation costs during the phase-down of production at the closed facility or facilities, plus (h) payments or accruals for a general reduction in force.

     1.110 "Parent" shall mean Pillowtex Corporation, a Delaware corporation, as successor by merger to Old Pillowtex and the successor upon conclusion of the Chapter 11 Cases pursuant to the Confirmation Order, and its successors and assigns.

     1.111 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.6(f) of this Agreement.

     1.112 "Permits" shall have the meaning set forth in Section 8.7(b) hereof.

     1.113 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.114 "Pillowtex Merger" shall mean the merger of Old Pillowtex with and into Pillowtex Corporation, a Delaware corporation, with Parent as the surviving corporation pursuant to the terms of the Pillowtex Merger Agreements.

     1.115 "Pillowtex Merger Agreements" shall mean, collectively, the Agreement and Plan of Merger, effective as of May 24, 2002, by and between Old Pillowtex and Pillowtex Corporation, the Certificate of Merger of Old Pillowtex and Pillowtex Corporation and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.116 "Plan" shall mean the Second Amended Joint Plan of Reorganization of Pillowtex Corporation and Its Debtor Subsidiaries dated March 6, 2002, as confirmed by order of the Bankruptcy Court on May 1, 2002 and any amendments, supplements or modifications thereto.

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     1.117 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

     1.118 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.119 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     1.120 "Priority Payables" shall mean, as to any Borrower or PT Canada at any time, (a) the full amount of the liabilities of such Borrower or PT Canada at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts or Eligible Inventory of such Borrower or PT Canada under Federal, Provincial, State, county, district, municipal, or local law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of the Borrowing Base multiplied by the aggregate Value of the Eligible Inventory of such Borrower or PT Canada which Agent, in good faith, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier's right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

     1.121 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.6 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

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     1.122 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.123 "Quarterly Average Excess Availability" shall mean, at any time, the daily average of the Excess Availability for the immediately preceding fiscal quarter as calculated by Agent in good faith, save for manifest error, which calculations shall be provided promptly by Agent to Administrative Borrower.

     1.124 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

     1.125 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts;
(b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Benefit Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Benefit Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

     1.126 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

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     1.127 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

     1.128 "Refinancing Indebtedness" shall have meaning set forth in Section
9.9 hereof.

     1.129 "Register" shall have the meaning set forth in Section 13.6(c) hereof.

     1.130 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

     1.131 "Report" shall have the meaning set forth in Section 12.10(a) hereof.

     1.132 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the Borrowing Base: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Revolving Loan Priority Collateral or its value or (ii) the security interests and other rights of Agent or any Lender in the Revolving Loan Priority Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect the LC Reserves or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, (i) Reserves may be established to the extent that dilution with respect to the Accounts of any Borrower or PT Canada (based on the ratio of the aggregate amount of non-cash reductions in Accounts of Borrowers taken as a whole or PT Canada for any period to the aggregate dollar amount of the sales of Borrowers taken as whole or PT Canada, as applicable, for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent, (ii) Reserves may be established to the extent that a component of the Borrowing Base with respect to a category of Eligible Inventory exceeds the amount equal to eighty-six (86%) percent of the Net Recovery Percentage for such category of Eligible Inventory or to the extent that a change in the mix of the categories of Inventory adversely affects the aggregate Value of all Inventory, (iii) in the event that Administrative Borrower has exercised its option to have the Fixed Asset Availability included in the calculation of the Borrowing Base, Reserves may be established to reflect that the forced liquidation value of the Eligible Equipment or the orderly liquidation value of the Eligible Real Property in either case as set forth in the most recent appraisal with respect thereto received by Agent in accordance with the terms hereof has declined so that the amount of the Fixed Asset Availability is greater than the applicable percentages for the Eligible Equipment or Eligible Real Property used in the definition of Fixed Asset Availability, as applicable, multiplied by such appraised values, (iv) Reserves may be established as described in the definition of Eligible Inventory, Eligible Equipment and Eligible Real Property or in Section 9.13 hereof, (v) Reserves may be established in respect of Priority Payables and (vi) Reserves may be established with respect to royalties, license fees or other

                                       29

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amounts due or to become due in respect of trademarks or other Intellectual
Property owned by another person (other than those owned by any Borrower or Guarantor) and affixed to, or otherwise used by any Borrower or PT Canada in connection with, Eligible Inventory; provided, that, (A) no such Reserves shall be established to the extent Agent shall have received an agreement from the owner of such trademarks or other Intellectual Property, in form and substance satisfactory to Agent, giving Agent the right to use such trademarks or other Intellectual Property in the exercise of Agent's rights and remedies as a secured party without the payment of any such royalties, license fees or other amounts and (B) in the event that at any time more than five (5%) percent of the Inventory of Borrowers and PT Canada has affixed to it, or otherwise uses, any such trademarks or other Intellectual Property owned by any one person, then promptly upon the request of Agent, Borrowers or PT Canada shall obtain an agreement from such person, in form and substance satisfactory to Agent, giving the Agent the right to use such trademarks or other intellectual property in the exercise of Agent's rights and remedies as a secured party. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

     1.133 "Revolving Loan Priority Collateral" shall mean all of the Collateral, other than the Term Loan Priority Collateral.

     1.134 "Settlement Period" shall have the meaning set forth in Section 6.10(b) hereof.

     1.135 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices at such time, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person (but as to any Borrower or PT Canada, without regard to Indebtedness of such Borrower or PT Canada owing to another Borrower or Guarantor), and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

     1.136 "Special Agent Advances" shall have the meaning set forth in Section
12.11 hereof.

     1.137 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of

                                       30

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directors of such corporation (irrespective of whether, at the time, Capital
Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.138 "Subsidiary Merger Agreements" shall mean, collectively, the agreements with respect to the Subsidiary Mergers set forth on Schedule 1.138 hereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).

     1.139 "Subsidiary Mergers" shall mean, collectively, the following pursuant to the terms of the Subsidiary Merger Agreements, (a) the merger of Leshner of California, Inc. and The Leshner Leasing Corporation into Leshner, with Leshner as the surviving corporation, (b) the merger of Bangor Investment Company and Moore's Falls Corporation into Downeast Securities Corporation, with Downeast Securities Corporation as the surviving corporation, (c) the merger of Amoskeag Management Corporation, Crestfield Cotton Company and Downeast Securities Corporation into Fieldcrest, with Fieldcrest as the surviving corporation, (d) the merger of Fieldcrest Cannon Transportation, Inc. into Fieldcrest Cannon SF, Inc., with Fieldcrest Cannon SF, Inc. as the surviving corporation, and Fieldcrest Cannon SF, Inc. changing its name to Fieldcrest Cannon Transportation, Inc., and (e) the Canadian Subsidiary Amalgamation.

     1.140 "Term Loan Agent" shall mean Bank of America, N.A, a national banking association, in its capacity as administrative agent acting for and on behalf of the Term Loan Lenders pursuant to the Term Loan Agreement, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Term Loan Lenders).

     1.141 "Term Loan Agreement" shall mean the Term Loan Agreement, dated of even date herewith, by and among Term Loan Agent, the Term Loan Lenders, Parent as the borrower thereunder and the other Borrowers and Guarantors as the guarantors thereunder, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.142 "Term Loan Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower or Guarantor to Term Loan Agent or any Term Loan Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Term Loan Lender Agreements.

     1.143 "Term Loan Lender Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Term Loan Agreement; (b) the Term Notes; (c) the agreements, documents and instruments set forth on Schedule
1.143 hereto; and (d) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of any Term Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a "Term Loan Lender Agreement".

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     1.144 "Term Loan Lenders" shall mean, collectively, Bank of America, N.A.
in its individual capacity and as Term Loan Agent and the other lenders listed on Schedule 1.144 hereto, and their respective successors and assigns; each sometimes being referred to herein individually as a "Term Loan Lender", provided, that, the term "Term Loan Lender" shall not be deemed to include Bank of America, N.A. in its capacity as a depository bank with respect to any Blocked Accounts or other deposit accounts of any Borrower or Guarantor or Bank of America, N.A. in its capacity as a Lender hereunder.

     1.145 "Term Loan Priority Collateral" shall mean the Real Property and Equipment of Borrowers and Guarantors subject to the valid, enforceable and perfected first priority security interests and mortgages and liens of Term Loan Agent and described on Schedule 1.145 hereto.

     1.146 "Term Notes" shall mean, collectively, the Term Notes, dated of even date herewith, issued by Parent and payable to each Term Loan Lender, in the aggregate original principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.147 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine). References to sections of the UCC shall be construed to also refer to any successor statute.

     1.148 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

     1.149 "US Dollars", "US$" and "$" shall each mean lawful currency of the United States of America.

     1.150 "Value" shall mean, as determined by Agent in good faith, the US Dollar Equivalent with respect to Inventory, equal to (a) the lower of cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base,
(i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any, except that the costs included in inventory will be adjusted to reflect each of the following to the extent consistent with GAAP: (A) the renegotiation of equipment and real property lease arrangements finalized after March 30, 2002, (B) the fair values assigned to property, plant and equipment under applicable Fresh Start accounting principles and (C) the inclusion of warehouse costs.

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     1.151 "VAT" shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction and including any goods and services tax.

     1.152 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

     1.153 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 2. CREDIT FACILITIES

     2.1   Loans.

           (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by Borrowers (or Administrative Borrower on behalf of Borrowers) up to the aggregate amount outstanding at any time to all Borrowers equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit.

           (b) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate principal amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and (ii) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory shall not exceed the Inventory Loan Limit.

           (c) In the event that the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory exceeds the Inventory Loan Limit, or the aggregate principal amount of Loans and Letter of Credit Accommodations exceeds the Borrowing Base, or the aggregate amount of the outstanding Letter of Credit Accommodations exceeds the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e) hereof, or the aggregate principal amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon written demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

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     2.2   Letter of Credit Accommodations.

           (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Loans to such Borrower pursuant to this Section 2.

           (b) In addition to any charges, fees or expenses charged by any issuer (or any advising, confirming or correspondent bank) in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to two and one-half (2 1/2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to four and one-half (4 1/2%) percent per annum on such daily outstanding balance for the period from and after: (i) the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations which are not contingent and cash collateral or letters of credit, as Agent may specify in the amounts and on the terms required under
Section 13.1(a) hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent in good faith. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

           (c) The Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall give Agent two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

           (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit Accommodation; and (iii) Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than the amount of the LC Reserves to be established with respect to such proposed Letter of Credit Accommodation. Effective on the issuance of each Letter of Credit Accommodation, an LC Reserve shall be established in the applicable amount.

           (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $60,000,000.

           (f) Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

         (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order (and upon Agent's request, any such Inventory at any time on and after an Event of Default and for so long as the same is continuing), and if they shall come into such Borrower's or Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers and Guarantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

         (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor. Agent shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at any time (provided that if no Event of Default exists or has occurred and is continuing, Agent shall not exercise any of the following unless agreed to by or on behalf of any Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's or Guarantor's name.

         (i) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers and Guarantors.

         (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

         (k) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in
Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

     2.3 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

     2.4 Optional Reduction in Maximum Credit. At any time and from time to time after the date of this Agreement, subject to the terms and conditions contained herein, upon not less than five (5) Business Days' prior written notice to Agent (which notice shall be irrevocable), Administrative Borrower may, at its option, reduce the amount of the Maximum Credit to an amount not less than $100,000,000; provided, that, as to any and all such reductions, each of the following conditions is satisfied: (a) in no event shall the Maximum Credit be reduced to an amount less than the sum of the then outstanding amount of the Loans and the Letter of Credit Accommodations after giving effect to any payment received on the date of such reduction; (b) any reduction shall be in an amount not less than $10,000,000 or an integral multiple thereof; (c) as of the date of any such reduction and after giving effect thereto, there shall be Excess Availability;
(d) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and
(e) on the date of each such reduction, Borrowers shall pay to Agent for the account of Lenders a fee in an amount equal to one-half (1/2%) percent multiplied by the amount of such reduction (or Agent may, at its option, charge the amount of such fee to the loan account(s) of Borrowers maintained by Agent). Reductions in the Maximum Credit may not be reinstated.

     2.5 Joint and Several Liability. All Borrowers shall be jointly and severally liable for all amounts due to Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. All references herein or in any of the other Financing Agreements to any of the obligation of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers shall, to the fullest extent permitted by law, be unconditional irrespective of
(a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent or any Lender, (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent or any Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrowers. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Borrower or Obligor and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender. Upon any Event of Default, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3. INTEREST AND FEES

     3.1 Interest.

         (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date any Event of Default exists or has occurred and is continuing or termination hereof shall be payable on demand.

         (b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than eight (8) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, and (v) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon five (5) Business Days' written demand by Agent (or Agent may, at its option, charge any loan account of any Borrower upon five (5) Business Days notice to Administrative Borrower) any amounts required to compensate any

Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

    3.2  Maximum Interest.

         (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Agent or any Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agent or any Lender to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate.

         In the event any interest is charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the

Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.

     (c) By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by each Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from any Borrower or Guarantor in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.

     (d) Each Borrower, Guarantor, Agent and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest and (ii) exclude voluntary prepayments and the effects thereof.

     (e) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a three hundred sixty (360) day year or three hundred sixty-five (365) day year (the "First Rate"), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred sixty (360) or three hundred sixty-five (365), as applicable.

     (f) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans to any Borrower organized under the laws of Canada or any Province thereof exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan to any Borrower organized under the laws of Canada or any Province thereof, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination. A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time shall be conclusive evidence of such rate in the absence of manifest error.

         (g) The provisions of this Section 3.2 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by any Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by such Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

     3.3 Fees.

         (a) Borrowers shall pay to Agent for the ratable benefit of Lenders monthly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which the Maximum Credit as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as Agent or any Lender may continue to make any Loans or any Letter of Credit Accommodations are outstanding (and including any payments by Agent or any Lender or on its behalf for the collection and enforcement of the Obligations and for the protection, preservation, maintenance or sale, disposition or other realization upon any of the Collateral). Such fee shall be payable on the first day of each month in arrears. The percentage used for determining the unused line fee shall be three-eighths (3/8%) percent, provided, that, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 2002), the percentage used for determining the unused line fee shall be as set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or the Leverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

            Quarterly Average                                            Unused Line
           Excess Availability              Leverage Ratio              Fee Percentage
           -------------------              --------------              --------------

  (i)    $75,000,000 or more           2.00 to 1.00 or less                  3/8%

  (ii)   Greater than or equal to      Greater than 2.00 to 1.00 but         3/8%
         $50,000,000 and less than     equal to or less than 2.50 to
         $75,000,000                   1.00

  (iii)  Greater than or equal to      Greater than 2.50 to 1.00 but         1/2%
         $25,000,000 and less than     equal to or less than 3.00 to
         $50,000,000                   1.00

  (iv)   Less than $25,000,000         Greater than 3.00 to 1.00             1/2%

provided, that, (A) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 2002) and (B) the unused line fee percentage shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio.

         (b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

     3.4 Changes in Laws and Increased Costs of Loans.

         (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation shall take effect, including, without limitation, with respect to reserve requirements, applicable to Agent or any Lender or any banking or financial institution from whom Agent or any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any guideline taking effect after the date hereof or request from any central bank or other Governmental Authority after the date hereof or (iii) a Funding Bank or any Lender determines that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive that takes effect after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers shall from time to time upon five (5) Business Days' written demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) or Agent may, at its option, charge any loan account of any Borrower upon five (5) Business Days' notice to Administrative Borrower. Notwithstanding the foregoing, Borrowers shall not be required to pay any amounts pursuant to this Section that were incurred more than one hundred (180) days prior to receipt of demand by Administrative Borrower from Agent. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof determined in good faith shall be submitted to Administrative Borrower by Agent and shall be conclusive, absent manifest error.

         (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or
(iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will

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

also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

         (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.4(d) below. Upon the written request of Administrative Borrower, a Lender for whom making or maintaining Eurodollar Rate Loans has become unlawful as provided above shall use reasonable efforts (consistent with legal and regulatory restrictions and its own administrative policies) to change the jurisdiction of its lending office with respect to making Eurodollar Rate Loans, if in the judgment of such Lender such change would make it lawful for such Lender to make or maintain Eurodollar Rate Loans.

         (d) Borrowers shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a

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

failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender in good faith) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Notwithstanding the foregoing, Borrowers shall not be required to indemnify Agent or any Lender hereunder for any amounts incurred by Agent or such Lender for more than one hundred (180) days prior to the demand for indemnification by Agent or such Lender. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

         (a) Agent shall have received a copy of the Confirmation Order as duly entered by the Bankruptcy Court and entered on the docket of the Clerk of the Bankruptcy Court in the Chapter 11 Cases certified by the Clerk of the Bankruptcy Court, following due notice to such creditors and other parties-in-interest as required by the Bankruptcy Court, which order shall include such provisions with respect to the Credit Facility as Agent may request and, providing, among other things, that Borrowers and Guarantors shall be authorized to (i) enter into this Agreement and the other Financing Agreements,
(ii) perform all of their respective obligations under this Agreement and the other Financing Agreements, and (iii) execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under this Agreement and the other Financing Agreements and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by this Agreement and the other Financing Agreements, including, without limitation, the making of such filings or the recording of any security interests, as may be required by this Agreement and the other Financing Agreements;

         (b) Agent shall have received evidence, in form and substance satisfactory to Agent, that prior to the date hereof or concurrently herewith,
(i) the Effective Date shall have occurred, the Confirmation Order shall be valid, subsisting and continuing and a Final Order and all conditions precedent to the effectiveness of the Plan shall have been fulfilled, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived (but not including conditions consisting of the effectiveness of this Agreement), and
(ii) no motion, action or proceeding shall be pending or filed by any creditor or other party-in-interest to the Chapter 11 Cases which could adversely affect the Plan, the consummation of the Plan, the business or operations of any Borrower or Guarantor or the transactions contemplated by the Financing Agreements, as determined by Agent in good faith;

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

         (c) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated before or contemporaneously with the occurrence of the Effective Date (other than the Canadian Subsidiary Amalgamation);

         (d) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that the certificates of mergers with respect to each of the Mergers (other than the Canadian Subsidiary Amalgamation) have been filed with the Secretary of State of the appropriate jurisdiction and each of the Mergers (other than the Canadian Subsidiary Amalgamation) is valid and effective in accordance with the terms and provisions of the applicable Merger Agreement and the applicable corporation statute of the jurisdiction governing such Merger;

         (e) Agent shall have received the Intercreditor Agreement, in form and substance satisfactory to Agent, as duly authorized, executed and delivered by the Term Loan Agent, the Term Loan Lenders, Borrowers and Guarantors;

         (f) Agent shall have received true, correct and complete copies of the Term Loan Lender Agreements and all related agreements, documents and instruments, which shall each be in form and substance reasonably satisfactory to Agent, as duly authorized, executed and delivered by the parties thereto;

         (g) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantors (or their predecessors) and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor (or their predecessors), duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) the express written authorization to file or have filed UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor (or such predecessors), as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

         (h) all requisite corporate action and proceedings of Borrowers and Guarantors in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation, certificate of formation or other organizational documentation, as applicable of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of organization);

         (i) no material adverse change shall have occurred in the business or operations of Borrowers since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (j) below) and no change or event shall have occurred which would impair in any material respect the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

         (j) Agent shall have completed an updated field review of the Records and such other information with respect to the Collateral as Agent may require in accordance with its customary procedures and practices and as otherwise required by the nature and circumstances of the business of Borrowers to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent in good faith, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Revolving Loan Priority Collateral), the results of which each case shall be satisfactory to Agent, in good faith, not more than three (3) Business Days prior to the date hereof;

         (k) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem reasonably necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Revolving Loan Priority Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Credit Card Acknowledgments and Collateral Access Agreements by owners and lessors of leased premises of each Borrower and by processors and warehouses at which Revolving Loan Priority Collateral is located; provided, that, the failure to deliver a Collateral Access Agreement as to a specific leased location shall not be a condition of closing, so long as all other conditions are met after giving effect to any Reserves established by Agent in respect of amounts due or to become due to the owner or lessor thereof as provided for in the definition of Eligible Inventory herein;

         (l) Agent shall have received a Borrowing Base Certificate setting forth the Loans available to Borrowers as completed in a manner satisfactory to Agent and duly authorized, executed and delivered on behalf of Parent;

         (m) the Excess Availability as determined by Agent in good faith, as of the date hereof, shall be not less than $65,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder and after provision for payment of all fees and expenses of the transactions contemplated hereby, and any other payments that are required or are anticipated to be made by Borrowers and Guarantors in respect of claims pursuant to the Plan on or within forty-five (45) days after the Effective Date under the terms of the
Plan);

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

         (n) Agent shall have received, in form and substance reasonably satisfactory to Agent, Deposit Account Control Agreements by and among Agent, the applicable Borrower or Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account or lockbox, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);

         (o) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has (i) valid and perfected, first priority security interests in and mortgages and liens upon all of the Revolving Loan Priority Collateral (subject to liens permitted herein), and (ii) valid and perfected, second priority security interests in and mortgages and liens upon the Term Loan Priority Collateral (subject to liens permitted herein) subordinate only to the prior perfected security interests and liens therein of Term Loan Agent;

         (p) Agent shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

         (q) Agent shall have received, in form and substance satisfactory to Agent, with respect to the Collateral consisting of Real Property a valid and effective title insurance policy issued by a company and agent reasonably acceptable to Agent: (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys, and
(iii) containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Agent for protection of its interests;

         (r) Agent shall have received originals of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

         (s) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

         (t) Agent shall have received, in form and substance reasonably satisfactory to Lender, the opinion letter of counsel(s) to Borrowers with respect to the Merger Agreements, the effectiveness of the Mergers, the Confirmation Order, the Financing Agreements and the security interests and liens of Agent with respect to the Collateral and such other matters as Agent may reasonably request;

         (u) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

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

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations.

         (a) Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

             (i) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

             (ii) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (A) purports to enjoin, prohibit, restrain or otherwise affect (1) the making of the Loans or providing the Letter of Credit Accommodations, or (2) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(B) has or has a reasonable likelihood of having a Material Adverse Effect; and

             (iii) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

         (b) In addition to the other conditions precedent to Agent and Lenders making Loans and/or providing Letter of Credit Accommodations based on the inclusion of any assets of PT Canada in the Borrowing Base, the conditions to such Loans and Letter of Credit Accommodations by Agent and Lenders shall also include that no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any other Person in respect of PT Canada or otherwise issued in respect of PT Canada.

     4.3 Conditions Precedent to Fixed Asset Availability. Within five (5) Business Days' after the date of the receipt by Agent of the request of Administrative Borrower to include the Fixed Asset Availability in the calculation of the Borrowing Base, Agent shall notify Administrative Borrower as to whether the conditions precedent thereto have been satisfied. Upon Agent's notice to Administrative Borrower that each of such conditions have been satisfied, the Fixed Asset Availability shall be included in the calculation of the Borrowing Base effective on the first day of the month thereafter. If each of the conditions precedent have not been satisfied as of the date of Agent's notice to Administrative Borrower, Administrative Borrower may make another request at any time after the date of the notice by Agent to Administrative Borrower that the conditions have not been satisfied. Each of the following is a condition precedent to the Fixed Asset Availability being included in the calculation of the Borrowing Base:

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

         (a) Agent shall have received, in form and substance satisfactory to Agent, each of the Mortgages with respect to the Fixed Asset Collateral, duly authorized, executed and delivered by the appropriate Borrower or Guarantor, as the case may be;

         (b) Agent shall have received environmental audits (or updates of existing audits) of the Fixed Asset Collateral consisting of Real Property conducted by an independent environmental engineering firm acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely and in form, scope and methodology reasonably satisfactory to Agent, confirming, except to the extent not reasonably expected to have a Material Adverse Effect, (i) Borrowers and Guarantors are in compliance in all material respects with applicable Environmental Laws and (ii) the absence of any material environmental problems (provided, that, to the extent that the results of such environmental audits disclose any condition, event or circumstance that would adversely affect the value of the Fixed Asset Collateral or the ability of Agent to realize thereon, Agent may establish Reserves to reflect such adverse affect (and the amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith) or if material as to a particular property determine that such property should not be considered Eligible Real Property);

         (c) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that Agent has valid and enforceable, first priority security interests in and mortgages and liens upon the Fixed Asset Collateral and the Mortgages with respect to the Fixed Asset Collateral consisting of Real Property shall be valid and enforceable;

         (d) Agent shall have received written appraisals (or updates of existing appraisals) with respect to the Fixed Asset Collateral, by an appraiser acceptable to Agent, addressed to Agent and on which Agent and Lenders are expressly permitted to rely, in form, scope and methodology reasonably satisfactory to Agent which appraisals (or updates) shall have been completed no more than sixty (60) days prior to the date of Administrative Borrower's most recent request that the Fixed Asset Availability be included in the Borrowing Base;

         (e) Agent shall have received such increase in the amount of the coverage under any of the title insurance policies issued to Agent with respect to the Real Property as Agent may require;

         (f) no Default or Event of Default shall exist or have occurred and be continuing;

         (g) Agent shall have received, in form and substance reasonably satisfactory to Agent, opinion letters of counsel to Borrowers and Guarantors with respect to the Mortgages for the Fixed Asset Collateral consisting of Real Property in each of the jurisdictions where such Real Property is located; and

         (h) Agent shall not have received a notice that Administrative Borrower intends to exercise its option under Section 5.3 hereof to have Agent release its security interests in and mortgages and liens upon the Fixed Asset Collateral.

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

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

     5.1  Grant of Security Interest.

          (a) To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, all personal and real property and fixtures, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including, without limitation:

               (i)    all Accounts;

               (ii) all general intangibles, including, without limitation, all Intellectual Property;

               (iii) all goods, including, without limitation, Inventory and Equipment;

               (iv)   all Real Property and fixtures;

               (v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

               (vi) all instruments, including, without limitation, all promissory notes;

               (vii)  all documents;

               (viii) all deposit accounts;

               (ix) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

               (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or

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

its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

               (xiii) to the extent not otherwise described above, all Receivables;

               (xiv)  all Records; and

               (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

          (b) Notwithstanding anything to the contrary set forth in Section 5.1(a) above, the types or items of Collateral described in such Section shall not include: (i) the Capital Stock of Pillowtex Mexico, S. de R.L. de C.V., a Mexico corporation, held by Parent and Beacon, (ii) the Capital Stock of Canontex, S.A., a Chile corporation, held by Fieldcrest and (iii) any interests in Fieldcrest Cannon Foundation, a North Carolina corporation and charitable foundation.

     5.2  Perfection of Security Interests.

          (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction or under the PPSA in each case as Agent may determine, together with any amendment (other than an amendment to add collateral or to add a debtor) and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements. Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. Agent shall give Administrative Borrower notice of each filing pursuant hereto In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing

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

statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor.

          (b) No Borrower or Guarantor has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation, as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party." After an original promissory note payable to a Borrower or Guarantor has been delivered to Agent, Agent may, upon the written request of Administrative Borrower, return such promissory note to Administrative Borrower to the extent that the Borrower or Guarantor that is the payee of such instrument is initiating appropriate legal proceedings against the maker of such note to enforce the payment of the obligations of the maker to such Borrower or Guarantor and the original of such promissory note instrument is required to be presented to the applicable court in connection with the commencement of such proceeding or the maker of such promissory note has commenced or such Borrower or Guarantor has commenced a case under the Bankruptcy Code against such maker and the original of such promissory note is required to be presented to the Bankruptcy Court in connection with the claim of such Borrower or Guarantor against the maker in such case; provided, that, (i) such legal proceedings or case shall be commenced within five (5) Business Days after the date of the delivery of the promissory note to Administrative Borrower, (ii) such promissory note shall be returned by Administrative Borrower to Agent as soon as the original of such promissory note is no longer required by the court or applicable law in order for such Borrower or Guarantor to commence or maintain such proceeding or for purposes of such case, but in any event within sixty (60) days after the date of the delivery thereof to Administrative Borrower, except as Agent may otherwise agree, (iii) such promissory note shall have the legend on it set forth above, and (iv) no Default or Event of Default shall exist or have occurred and be continuing.

          (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the

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Federal Electronic Signatures in Global and National Commerce Act or, as the
case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

          (d) No Borrower or Guarantor has any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify in good faith either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

          (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

               (i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify in good faith, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

               (ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity

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

intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify in good faith either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

          (f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Agent may specify in good faith, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

          (g) Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

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

          (h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States or Canada in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

          (i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any law, as applicable in any relevant jurisdiction.

     5.3  Release of Security Interests in Fixed Asset Collateral.

          (a) At any time after the date hereof, Administrative Borrower may, at its option, request in writing that Agent release the security interests in and mortgages and liens upon the Fixed Asset Collateral granted to Agent pursuant to the terms of the Financing Agreements. After the receipt of such request, Agent shall release such security interests, mortgages and liens upon the Fixed Asset Collateral pursuant to the terms hereof, provided, that, as of the date of such release each of the following conditions has been satisfied:

               (i) simultaneously with such release, net proceeds of loans in immediately available funds shall have been received by or for the benefit of Borrowers from a financial institution giving rise to Refinancing Indebtedness of Borrowers with respect to the portion of the Term Loan Debt repaid with the proceeds of such loans and secured by the Fixed Asset Collateral and satisfying all of the terms and conditions applicable to Refinancing Indebtedness with respect to the Term Loan Debt provided for herein and Agent shall have received evidence of the foregoing in form and substance reasonably satisfactory to Agent;

               (ii) simultaneously with such release, the proceeds of such loans shall be used to prepay, and the net proceeds of such loans made to Borrowers in immediately

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

available funds on the date of the release shall be, not less than the amount equal to forty (40%) percent of the then outstanding principal amount of the Term Loan Debt;

               (iii) Agent shall have received not less than fifteen (15) days' written notice of the intention of Administrative Borrower to exercise its option described herein prior to the date of the release;

               (iv) such release shall have occurred within sixty (60) days after the date of the receipt by Agent of the written notice from Administrative Borrower to Agent of the intention of Administrative Borrower to exercise its option described herein;

               (v) after giving effect to such release (including the reduction in the Borrowing Base by the amount of the Fixed Asset Availability as a result of such release if Administrative Borrower has previously exercised its option to include the Fixed Asset Availability in the calculation of the Borrowing Base), Excess Availability shall be not less than $15,000,000;

               (vi) as of the date of the release of the security interests in and mortgages and liens upon the Fixed Asset Collateral by Agent, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

               (vii) Borrowers and Guarantors shall cause the person to whom such Indebtedness is owed to remit all of the proceeds of the loans giving rise to such Refinancing Indebtedness directly to Term Loan Agent for application to the principal of the Term Loan Debt, with any excess proceeds remaining after payment in full of the Term Loan Debt to be applied to the Obligations (but which amounts may be reborrowed subject to and in accordance with the terms of this Agreement).

          (b) If each of the conditions set forth in Section 5.3(a) above are satisfied, as determined by Agent in good faith, Agent shall, at Borrowers' expense, if required by the person to whom such Refinancing Indebtedness will be owed, execute and deliver such release agreements, in form and substance reasonably satisfactory to Agent as may be required under applicable law to discharge the Mortgages with respect to the Fixed Asset Collateral consisting of Real Property that secures the Refinancing Indebtedness described above and execute and deliver UCC amendments to financing statements between the applicable Borrower as debtor and Agent as secured party then of record that include the Fixed Asset Collateral consisting of Equipment in the collateral described therein to indicate that such Equipment that secures the Refinancing Indebtedness described above is not subject to the security interest of Agent.

SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

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

     6.2  Statements.

          (a) Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

          (b) In addition, upon the reasonable request of Administrative Borrower, Agent shall provide to Administrative Borrower the then most current statement of the Excess Availability as calculated by Agent as of the close of business on the Business Day immediately preceding the date of the receipt by Agent of such request based on the information that Administrative Borrower has previously provided to Agent as of such date.

     6.3  Collection of Accounts.

          (a) Borrowers and PT Canada shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent (and Agent acknowledges and agrees that Bank of America, N.A. and/or Wachovia Bank, National Association is an acceptable bank for purposes hereof) into which Borrowers and PT Canada shall promptly deposit and direct their respective account debtors and other obligors thereon to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers and PT Canada shall, as Agent may in good faith specify at any time and from time to time, deliver, or cause to be delivered, to Agent (i) a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2(d) hereof or (ii) at any time and from time to time arrange for Agent to become the bank's customer with respect to any of the Blocked Accounts and promptly upon Agent's request, Borrowers and PT Canada shall execute and deliver such agreements and documents as Agent may require in connection therewith. Each Borrower and Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. Agent shall not exercise its rights to notify any depository bank at which a Blocked Account is maintained to transfer to Agent funds in any deposit account of a Borrower or Guarantor used solely for disbursements unless an Event of Default shall exist or have occurred and be continuing.

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

          (b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Each Borrower and Guarantor and their respective Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's or Guarantor's own funds. Borrowers agree to reimburse Agent upon five (5) Business Days' written demand (or Agent may, at its option, charge any loan account of any Borrower upon five (5) Business Days' notice to Administrative Borrower) for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person, other than those resulting from Agent's gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

     6.4  Payments.

          (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent or any Lender pursuant to the terms hereof or of any of the other Financing Agreements; second, to pay interest due and owing in respect of any Loans; third, to pay principal due and owing in respect of the Loans; fourth, to provide cash collateral in respect of Letter of Credit Accommodations and other contingent Obligations; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines, including any obligations due to Bank of America, N.A. arising from or in connection with ACH Transactions; provided, that, unless an Event of Default exists or shall have occurred and be continuing, proceeds of Collateral of PT Canada shall be deemed applied only to pay the principal amount of any Obligations. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising

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

from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral. Any payments received by Agent which are not applied to the Obligations shall be held as cash collateral for the Obligations. Such cash collateral shall constitute part of the Collateral. Such cash collateral shall be held by Agent in an account designated by Agent for such purposes in its books and records and may be commingled with Agent's own funds. Borrowers shall receive a credit on a monthly basis to its loan account maintained by Agent on the funds so held by Agent at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate (adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs) as calculated by Agent (but in no event shall such amount be less than zero). To the extent Agent or any Lender receives any payments or collections in respect of the Obligations in a currency other than US Dollars, Agent may, at its option (but is not obligated to), convert such other currency to US Dollars at the Exchange Rate on such date and in such market as Agent may select (regardless of whether such rate is the best available rate). Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any Borrower maintained by Agent). Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent.

                (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower. Borrowers and Guarantors shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned, other than as to Agent or such Lender, as the case may be, as a result of the gross negligence or wilful misconduct of Agent or such Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

        6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder

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shall specify the date on which the requested advance is to be made or Letter of
Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 p.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement. All Loans and Letter of Credit Accommodations shall be in or denominated in US Dollars and shall be disbursed only to bank accounts in the United States of America. Set forth on Schedule 8.10 to the Information Certificate are the deposit accounts of each Borrower used by such Borrower for making payments of its Indebtedness and other obligations to which, as of the date hereof, proceeds of Loans may be disbursed.

        6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof, (b) a prepayment of the Term Loan Debt on the date hereof provided that the conditions set forth in Section 9.9(f)(iv)(D) have been satisfied in the good faith determination of Agent, and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

        6.7 Appointment of Administrative Borrower for Requesting Loans and Receipts of Loans and Statements.

                (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

                (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Administrative Borrower shall ensure

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


that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

                (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

                (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

                (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

        6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

        6.9     Sharing of Payments, Etc.

                (a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof) in accordance with the terms hereof and of the other Financing Agreements (including that it shall only exercise such rights at any time an Event of Default exists or shall have occurred and be continuing), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                (b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender

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than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable and permitted under applicable law, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

        6.10    Settlement Procedures.

                (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 p.m. New York time, then

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such Lender shall make the settlement transfer by not later than 3:00 p.m. New
York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

                (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                (d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the

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Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1(a) hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

            (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

     6.11 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     6.12 Illegality. In the event that any change in or introduction of or change in the interpretation or application of any law, regulation, treaty, or official directive or official request (whether or not having the force of law but, if not, being of a type with which any Lender is

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accustomed to comply) makes it unlawful (or contrary to such directive or request) in any jurisdiction applicable to any Lender to make available or maintain the financing arrangements provided for herein (or any of them) to any Borrower that is not organized under the laws of a State of the United States of America or to give effect to its obligations hereunder or under the other Financing Agreements to such Borrower, such Lender may give ten (10) Business Days written notice to that effect to Administrative Borrower and at the end of such period (or such longer period as may be allowed under the applicable law, regulation, treaty or official directive or official request), this Agreement, as to the Borrower specified in such notice, as the case may be, shall terminate (without affecting or otherwise changing any of the terms or provisions with respect to any other Borrower). In such event, such other Borrower which is affected by such law, regulation, treaty or official directive or official request, as the case may be, shall on and after the payment and satisfaction in full in cash or other immediately available funds of its Obligations no longer be deemed a Borrower or Obligor under this Agreement or any other Financing Agreements.

SECTION 7.   COLLATERAL REPORTING AND COVENANTS

    7.1    Collateral Reporting.

           (a) Borrowers shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

                 (i) as soon as possible after the end of the second and last week of each month (but in any event by the close of business in New York City on the fourth (4th) Business Day after the end of each such period), or more frequently as Agent may request at any time that the Excess Availability is less than $35,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, a report of Accounts created, collections received and credit memos issued for such period;

                 (ii) as soon as possible after the end of the second and last week of each month (but in any event by the close of business in New York City on the seventh (7th) Business Day after the end of each such period), or more frequently as Agent may request at any time that the Excess Availability is less than $35,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding period as to the Accounts and Inventory, duly completed and executed by the chief financial officer, treasurer or controller of Parent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding period);

                 (iii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), or more frequently as Agent may request at any time that the Excess Availability is less than $35,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, (A) perpetual inventory reports (which shall include the amounts of inventory by category), (B) agings of accounts receivable and (C) agings of accounts payable;

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            (iv)  upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor, and (D) reports on the amounts of Inventory and the book value thereof at any leased locations and at premises of warehouses, processors or other third parties and indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Revolving Loan Priority Collateral;

            (v) such other reports as to the Collateral as Agent shall reasonably request from time to time.

     (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Agent in good faith, the determination of Agent shall govern and be conclusive and binding upon Borrowers and Guarantors. Without limiting the foregoing, Borrowers shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate.

     (c) If any Borrower's or Guarantor's records or reports with respect to any Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     (d) To the extent that the Borrowing Base Certificate includes Accounts or trade payables payable in any currency other than US Dollars and Inventory located outside the United States of America the amounts and Value thereof shall be set forth in the Borrowing Base Certificate in US Dollars, except as Agent may otherwise request and the Borrowing Base Certificate shall indicate the exchange rate used for purposes thereof. For purposes hereof, Borrowers may use such exchange rate for Accounts and trade payables payable in any currency other than US Dollars and Inventory located outside the United States of America as Borrowers use for such purpose in the ordinary course of business consistent with their current practices as of the date hereof. Agent may, at its option, at any time and from time to time provide to Administrative Borrower, at least five
(5) Business Days prior to the date any Borrowing Base Certificate is required to be provided by Borrowers to Agent hereunder, the applicable Exchange Rates for the currency in which such Accounts or trade payables are payable or for the jurisdiction in which such Inventory is located and in such event, Borrowers shall use such Exchange Rates for purposes of reporting the value of such Accounts, the amount of such trade payables and the Value of such Inventory. All other documents, reports and schedules required to be provided to Agent or Lenders hereunder that include Accounts or trade payables payable in any currency other than US Dollars and Inventory located outside the United States of America shall be clearly marked to indicate where in any such document, report or schedule a currency other than US Dollars has been used and shall specifically identify such other currency used.

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      7.2   Accounts Covenants.

            (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's or PT Canada's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor, (iii) any event or circumstance which, to the best of any Borrower's or Guarantor's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts, (iv) any notice of a material default by any Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (v) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (vi) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's or Guarantor's business in accordance with current practices and policies of such Borrower as reported to Agent in accordance with the terms of this Agreement. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) With respect to such Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments will be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing will be granted to any account debtor except as reported to Agent in accordance with the terms of this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's or PT Canada's business in accordance with the current practices and policies of such Borrower or PT Canada, (iv) there will be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto (but the portion of such Accounts not subject to any of the foregoing may be deemed Eligible Accounts) except as reported to Agent in accordance with the terms of this Agreement, and (v) none of the transactions giving rise thereto will in any material respect violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (c) Agent shall have the right at any time or times, in Agent's name or in thename of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

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       7.3   Inventory Covenants. With respect to the Inventory: (a) each
Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Borrower's or Guarantor's cost therefor; (b) Borrowers and Guarantors shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request at any time on or after an Event of Default exists or has occurred and is continuing, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit (including any Inventory that may be at US Customs bonded warehouses pending customs clearance) to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request at any time on or after an Event of Default exists or has occurred and is continuing, deliver or cause to be delivered to Agent written appraisals (or updates of appraisals) as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);
(f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Administrative Borrower shall promptly notify Agent in writing if any creditor of any Borrower or Guarantor imposes retention of title or other similar provisions in connection with the sales of goods to such Borrower or Guarantor as part of its conditions of supply to such Borrower or Guarantor; (h) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory, other than the right of customers to return defective or non-conforming goods in the ordinary course of business consistent with the current practices of the applicable Borrower and other than, as to the retail store business of Borrowers, the right of return given to retail customers in the ordinary course of the retail store business of Borrowers; (j) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (k) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

       7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property:

             (a) upon Agent's request, at any time on or after Administrative Borrower has requested that the Fixed Asset Availability be included in the calculation of the Borrowing Base,

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Borrowers and Guarantors shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request at any time on or after an Event of Default exists or has occurred and is continuing, deliver or cause to be delivered to Agent written appraisals (or updates of appraisals) as to the Equipment and/or the Real Property in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely (and any appraisals pursuant to this Section 7.4 shall be in addition to the appraisal required under Section 4.3 hereof as to any Fixed Asset Collateral);

                (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

                (c) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws;

                (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use;

                (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except:


                      (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business,

                      (ii) to move Equipment directly from one location set forth or permitted herein to another such location,

                      (iii) for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business,

                      (iv) Borrowers and Guarantors may move any of the Moveable Assets to a jurisdiction outside the United States of America after prior written notice to Agent specifying in reasonable detail satisfactory to Agent the Equipment to be so moved, the location to which it is being moved, and when it is being moved, provided, that, (A) such movement thereof is permitted under the Term Loan Agreement and is otherwise permitted under any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound, and (B) Agent shall not take any action to perfect its security interest in the Equipment so moved under the laws of the jurisdiction outside the United States of America to which it is moved, so long as neither Term Loan Agent or any Term Loan Lender shall do so or attempt to do so,

                      (v) Borrowers and Guarantors may move any of the Excess Equipment to a jurisdiction outside the United States of America or Canada, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:

                               (A) Agent shall have received not less than ten
(10) Business Days' prior written notice of the intention of any Borrower or Guarantor to so move any of the

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Excess Equipment, which notice shall specify in reasonable detail satisfactory to Agent the Equipment to be so moved, the location to which it is being moved and when it is being moved,

                (B) in the event that the Excess Equipment is so moved at any time that the Fixed Asset Availability is not included in the calculation of the Borrowing Base, as of the date of the movement of any such Excess Equipment and after giving effect thereto, (1) the aggregate amount of the net book value of all such Excess Equipment so moved, together with the aggregate amount of the net book value of all such Excess Equipment sold or otherwise disposed of pursuant to Section 9.7(b)(v) hereof, shall not exceed $15,000,000 and (2) the Excess Availability shall be not less than $15,000,000,

                (C) in the event that the Excess Equipment is so moved at any time that the Fixed Asset Availability is included in the calculation of the Borrowing Base, as of the date of the movement of any such Excess Equipment and after giving effect thereto (including any reduction in the Borrowing Base as a result of such movement as provided herein),

                      (1) if the forced liquidation value of all of the Eligible Equipment (net of liquidation expenses) as set forth in the appraisal thereof received by Agent pursuant to Section 4.3(d) hereof as a condition precedent to the Fixed Asset Availability being included in the calculation of the Borrowing Base is less than or equal to $25,000,000, the Fixed Asset Availability shall be reduced by seventy-five (75%) percent of the forced liquidation value of the Equipment so sold or otherwise disposed of as set forth in the most recent appraisal with respect thereto received by Agent prior to the date of the sale or other disposition of such Equipment, and if the forced liquidation value of all of the Eligible Equipment (net of liquidation expenses) as set forth in the appraisal thereof received by Agent pursuant to Section 4.3(d) hereof as a condition precedent to the Fixed Asset Availability being included in the calculation of the Borrowing Base is greater than $25,000,000, the Fixed Asset Availability shall be reduced by fifty (50%) percent of the forced liquidation value of the Equipment so sold or otherwise disposed of as set forth in the most recent appraisal with respect thereto received by Agent prior to the date of the sale or other disposition of such Equipment,

                      (2) the aggregate amount of the forced liquidation value of all such Excess Equipment so moved, together with the aggregate amount of the forced liquidation value of all such Excess Equipment sold or otherwise disposed of pursuant to Section 9.7(b)(v) hereof, in each case as set forth in the most recent appraisal with respect thereto received by Agent, shall not exceed $10,000,000 and

                      (3) the Excess Availability shall not be less than $15,000,000,

                (D) as of the date of the movement of any such Excess Equipment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

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                              (E)     such movement thereof is permitted under
the Term Loan Agreement and is otherwise permitted under any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound, and

                              (F)     Agent shall not take any action to perfect
its security interest in the Excess Equipment so moved under the laws of the jurisdiction outside the United States of America to which it is moved, so long as neither Term Loan Agent or any Term Loan Lender shall do so or attempt to do so and no Event of Default shall exist or have occurred and be continuing,

                      (vi) in no event shall Borrowers or Guarantors move any Equipment constituting Fixed Asset Collateral at any time located on any Real Property constituting Fixed Asset Collateral to any Term Loan Priority Collateral consisting of Real Property;

                (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and

                (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

        7.5 Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Guarantor's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral,
(iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral, (ix) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (x) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into

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which remittances from account debtors or other obligors in respect of
Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of such person's gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

        7.6 Right to Cure. Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

        7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Parent, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may in good faith request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

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SECTION 8.  REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

         8.1 Corporate Existence, Power and Authority. Each Borrower and Guarantor is a corporation or limited liability company or business trust duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect and subject to the rights of Borrowers and Guarantors under Section 9.7 hereof. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's corporate or limited liability company powers or powers as a business trust, as applicable, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, certificate of formation or operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms.

         8.2 Name; Jurisdiction of Organization; Chief Executive Office; Collateral Locations.

                (a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor, if applicable.

                (c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in

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Schedule 8.2 to the Information Certificate, subject to the rights of any
Borrower or Guarantor pursuant to Section 7.3(c) hereof and the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

     8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Revolving Loan Priority Collateral and valid and perfected second priority liens and security interests in and upon the Term Loan Priority Collateral, subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any

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transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

     8.7   Compliance with Other Agreements and Applicable Laws.

           (a) Borrowers and Guarantors are not in default in any material respect under, or in violation in any material respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Guarantors are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

           (b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits that if adversely determined would have a Material Adverse Effect.

     8.8   Environmental Compliance.

           (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

           (b) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers and Guarantors have received no notice of any investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any material non-compliance with or material violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

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           (c)   Except as set forth on Schedule 8.8 to the Information
Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

           (d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such Permits are valid and in full force and effect.

   8.9     Employee Benefits.

           (a) Each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan.

           (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan that if adversely determined would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan.

           (c) (i) Other than the ERISA Event that occurred as a result of the Chapter 11 Cases, no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Benefit Plan's assets (determined in accordance with the assumptions used for funding such Benefit Plan pursuant to
Section 412 of the Code) and such Benefit Plan's liabilities under Section 4001(a)(16) of ERISA are as disclosed to Agent in writing prior to the date hereof; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Benefit Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

     8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the

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right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

           8.11 Intellectual Property. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all material Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any material Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the material agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of
1976).



           8.12  Subsidiaries; Affiliates; Capitalization; Solvency.

                 (a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate and subject to the rights of Borrowers and Guarantors under Section 9.10 hereof.

                 (b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock (including membership interests as to limited liability companies and trust interests as to a business trust) of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and

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there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares or membership interests or securities convertible into or exchangeable for such shares.

           (c) The issued and outstanding shares of Capital Stock of each Borrower other than Parent and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares or membership interests, as the case may be, have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except those permitted hereunder.

           (d) Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

     8.13  Labor Disputes.

           (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

           (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor.

     8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

     8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in

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breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.16 Confirmation Order. Borrowers and Guarantors have delivered to Agent a complete and correct copy of the Plan and the Confirmation Order (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Borrowers and Guarantors are not in default in the performance of or compliance with any provisions of the Plan. The Plan is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn. The Confirmation Order is a Final Order and is in full force and effect, and has not been amended, modified or stayed and no appeal therefrom or request for hearing with respect thereto is pending. All conditions to confirmation and effectiveness of the Plan have been satisfied or validly waived pursuant to the Plan (other than conditions consisting of the effectiveness of this Agreement). Set forth on Schedule 8.16 hereto is a true and correct list of all payments that are required or are anticipated to be made by Borrowers and Guarantors in respect of claims pursuant to the Plan on or within forty-five (45) days after the Effective Date and whether such claims are or purport to be secured claims. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Confirmation Order and no governmental or other action or proceeding has been commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Confirmation Order.

     8.17 Mergers.

          (a) Each of the Mergers (other than the Canadian Subsidiary Amalgamation) is valid and effective in accordance with the terms of the applicable Merger Agreements and the applicable corporation statute and Parent is the surviving corporation of the Pillowtex Merger pursuant to the Pillowtex Merger and the other Borrowers and Guarantors are the surviving corporations of the Subsidiary Mergers pursuant to the Subsidiary Mergers (other than the Canadian Subsidiary Amalgamation). Upon its effectiveness, the Canadian Subsidiary Amalgamation shall be valid and effective in accordance with the terms of the applicable Merger Agreements and the applicable corporation statute and PT Canada shall be the continuing corporation of the Canadian Subsidiary Amalgamation pursuant to such Subsidiary Merger.

          (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

          (d) Borrowers and Guarantors have delivered, or caused to be delivered, to Agent true, correct and complete copies of the Merger Agreements.

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          8.18 Interrelated Businesses. Parent is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of PTI, PTEX, PT Canada, Fieldcrest and Leshner. Fieldcrest is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Encee, FCC Canada, FC Financing, FCI Corporate, Transportation and FCI Operations. PTI is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of FC Online, Woolen Mills and Beacon. PTEX is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of PT Management. Leshner is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Opelika. FC Financing is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of FC Licensing. All of the issued and outstanding shares of Capital Stock of Pillowtex Mexico S. de R.L. de C.V. are beneficially owned and held by Parent and Beacon.

          8.19 Credit Card Agreements. Set forth in Schedule 8.20 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by each Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom any Borrower has entered into one of the Credit Card Agreements set forth on
Schedule 8.20 hereto or with whom each Borrower has entered into a Credit Card Agreement in accordance with Section 9.20 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and are in full, force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements by any Borrower, or to the best of the knowledge of any Borrower or Guarantor any other party thereto, exists or has occurred. Each Borrower and, to the best of such Borrower's knowledge, the other parties thereto, have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Each Borrower has delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

          8.20 Applications under Insolvency Statutes. Each Borrower and PT Canada acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies' Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly

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or indirectly, Agent and Lenders to be classified with any other creditor for purposes of such plan or proposal or otherwise.

     8.21 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified (and for purposes hereof any representations and warranties that by their terms expressly relate solely to an earlier date shall be deemed to be dated on and as of such earlier date) and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

     8.22 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1  Maintenance of Existence.

          (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its existence as a corporation, business trust or limited liability company and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted in Section 9.7 hereto.

          (b) No Borrower or Guarantor shall change its name (whether pursuant to a transaction otherwise permitted under Section 9.7 hereof or otherwise) unless each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) days prior written notice from Administrative Borrower of such proposed change in its corporate, business trust or limited liability name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation (or as to a limited liability company or business trust, its Certificate of Formation or other organizational documentation) of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

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          (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number, or if it does not have one, shall not acquire one (in each case whether pursuant to a transaction otherwise permitted under Section 9.7 hereof or otherwise) unless Agent shall have received not less than ten (10) days' prior written notice from Administrative Borrower of such proposed change, which notice shall set forth the new chief executive office, mailing address or organizational identification number and such other information with respect thereto as Agent may reasonably require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or formation or other legal structure, except in connection with any transaction permitted under Section 9.7 hereof.

     9.2 New Collateral Locations. Each Borrower and Guarantor may only open any new location within the continental United States and Canada provided such Borrower or Guarantor gives Agent thirty (30) days prior written notice of the intended opening of any such new location.

     9.3  Compliance with Laws, Regulations, Etc.

          (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe in all material respects all requirements of any foreign, Federal, State, Provincial or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all Environmental Laws.

          (b) Borrowers and Guarantors shall give written notice to Agent promptly (but in any event within five (5) Business Days) upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's otherwise obtaining knowledge of, any of the following relating to any operations or property of any Borrower or Guarantor: (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in material violation of any applicable Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or material violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material in material violation of any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations after the date hereof with respect to any operations or property of any Borrower or Guarantor shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

          (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to

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Agent to inspect and/or conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such inspection and/or tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

         (d) Each Borrower shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material in connection with any operations or property of any Borrower or Guarantor, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans, except to the extent any of the foregoing arises out of the gross negligence or wilful misconduct of Agent . All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

     9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

     9.5 Insurance. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by business organizations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of

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coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and additional insured (without any liability for premiums) under all property insurance of Borrowers and Guarantors and as an additional insured (but without any liability for any premiums) under all casualty insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all property insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Any insurance proceeds received by Agent or any Lender may be applied to the Obligations (whether or not then due) in such order and manner as Agent may determine. Upon application of such proceeds to the Loans, Loans may be available under the Borrowing Base subject to the terms hereof to be used for the cost of repairs or replacement of the Collateral lost or damaged resulting in the payment of such insurance proceeds.

     9.6  Financial Statements and Other Information.

          (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors. Borrowers and Guarantors shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from such auditors and accountants; provided that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Administrative Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month (except that, in the case of any fiscal month that is the last month of a fiscal quarter, forty-five (45) days after the end of such fiscal month), (A) monthly unaudited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss and statements of cash flow), and unaudited consolidating income statements of Parent and its Subsidiaries, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified as being fairly stated in all material respects by the chief financial officer, controller or treasurer of Parent, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit D hereto, along with a schedule in a form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.17 of this Agreement for such month and (B) inventory reports by location and category (and including inventory in transit reports to the extent that such Inventory is Eligible Inventory or Inventory purchased with

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Letter of Credit Accommodations), in form and substance reasonably satisfactory to Agent (and including in such reports a rollforward from the prior month indicating the additions to, and withdrawals from, the Inventory) and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be either KPMG LLP or another independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

     (b) Borrowers and Guarantors shall promptly (but in any event within five
(5) Business Days) notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $1,000,000 or which if adversely determined would result in a Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

     (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

     (d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority to the extent required by such court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant, subject to Section 13.7 hereof. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor required to be delivered hereunder and any management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower or Guarantor. So long as no Default or Event of Default shall exist or have occurred and be continuing, Agent shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the

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Collateral without the prior approval of Administrative Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

         (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it other than the Mergers and except that any Subsidiary of Parent (other than a Borrower) may merge with and into or consolidate with any other Subsidiary of Parent (other than a Borrower) and any Borrower (other than Parent) may merge with and into or consolidate with any other Borrower and any Guarantor incorporated in a jurisdiction in the United States may merge with and into or consolidate with any Borrower and 588747 Alberta Ltd. may amalgamate with PT Canada pursuant to the Canadian Subsidiary Amalgamation, provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) except with respect to the Canadian Subsidiary Amalgamation, Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request within such ten (10) Business Day period, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (vi) in the case of a merger or consolidation of a Guarantor with and into a Borrower, the Borrower shall be the surviving corporation and the amount of the liabilities (contingent or otherwise) acquired by such Borrower pursuant to such merger or consolidation shall not exceed the value of the assets acquired pursuant thereto and shall otherwise be acceptable to Agent, except in the event of the merger of Opelika with and into Leshner, Leshner may be the surviving corporation so long as within ten (10) days after the merger of Opelika with and into Leshner, Leshner as the survivor of such merger shall merge with and into Fieldcrest, with Fieldcrest as the surviving corporation, and (vii) in the case of the Canadian Subsidiary Amalgamation, such amalgamation shall occur within thirty (30) days after the date hereof; provided, that, in the event such amalgamation does not occur by such date, promptly upon the request of Agent, at its option, 5888747 Alberta Ltd. shall execute and deliver a guarantee with respect to the Obligations and such security agreements with respect to its assets and other agreements as Agent may request;

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      (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

          (i)  sales of Inventory in the ordinary course of business,

          (ii) the sale or other disposition of Real Property that is not subject to any Mortgage, or Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower, Guarantor or any of their respective Subsidiaries), other than the Moveable Assets and other than the Excess Equipment, so long as (A) such sales or other dispositions do not involve Real Property or Equipment having an aggregate fair market value in excess of $1,000,000 for all such Real Property and Equipment disposed of in any fiscal year of Borrowers or as Agent may otherwise agree and (B) no Default or Event of Default shall exist or have occurred and be continuing,

          (iv) the sale by any Borrower or Guarantor of Real Property subject to a Mortgage that is improved with a personal residence; provided that (A) as to any such sale each of the following conditions is satisfied: (1) such Borrower or Guarantor shall have obtained all approvals of any Governmental Authority required in order to subdivide the residential property from the remainder of the property and such approvals shall be in full force and effect and all conditions thereto satisfied, (2) such Borrower or Guarantor shall have received such other consents and approvals required for it to sell such Real Property and such consents and approvals shall be in full force and effect and all conditions thereto satisfied, (3) Agent shall have received not less than ten (10) days' prior written notice of such sale, with notice shall include such reasonable detail with respect to such sale as Agent may from time to time require, (4) except as otherwise provided below in this clause (iii), the remainder of the property shall continue to be subject to the mortgage and lien upon the Real Property of the applicable Mortgage, (5) the Term Loan Agent and Term Loan Lenders shall have consented to such sale and (6) to the extent that such Real Property does not constitute Term Loan Priority Collateral, or the Term Loan Debt has been paid in full, the proceeds of such sale shall be paid to Agent for application to the Obligations and (B) upon the satisfaction of each of the conditions set forth in this clause (iii) above as to any such sale, upon the written request of Administrative Borrower and effective upon the transfer of the title of the residential property pursuant to such sale, Agent shall, at Borrowers' expense, release the mortgage and lien upon the residential property so sold, together with any other residential property included in the same subdivision as of such date, and execute and deliver to Administrative Borrower a release instrument with respect thereto in form and substance reasonably satisfactory to Agent, provided, that, Agent shall have received evidence that Term Loan Agent has on or before the release by Agent of such mortgage and lien unconditionally executed and delivered to Administrative Borrower a release instrument with respect thereto;

          (iv) the sale or other disposition of the Moveable Assets after prior written notice to Agent specifying in reasonable detail satisfactory to Agent the Moveable Assets to be so sold or otherwise disposed of and the terms, amount and nature of the consideration to be received by or on behalf of any Borrower or Guarantor in connection with such sale or other disposition and such other information with respect thereto as Agent may request, provided, that, (A) such sale or other disposition is permitted under the Term Loan Agreement and is otherwise

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permitted under any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound, (B) any consideration received by any Borrower or Guarantor (other than cash or other immediately available funds that are applied to the payment of the Term Loan Debt to the extent permitted hereunder), and all rights and interests of any Borrower or Guarantor under any agreements with respect to such sale or other disposition, are and shall be subject to the security interest and lien of Agent, and (C) Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration,

          (v) the sale or other disposition of Excess Equipment, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:

               (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of any Borrower or Guarantor so sell or otherwise dispose of any of the Excess Equipment, which notice shall specify in reasonable detail satisfactory to Agent the Equipment to be so sold or disposed of, and the terms, amount and nature of the consideration to be received by or on behalf of any Borrower or Guarantor in connection with such sale or other disposition and such other information with respect thereto as Agent may request,

               (B) in the event that the Excess Equipment is so sold or disposed of at any time that the Fixed Asset Availability is not included in the calculation of the Borrowing Base, as of the date of the sale or other disposition of any such Equipment and after giving effect thereto,

                    (1) the aggregate amount of the net book value of all such Equipment so sold or otherwise disposed of, together with the aggregate amount of the net book value of all such Equipment moved pursuant to Section 7.4(e)(v) hereof, shall not exceed $15,000,000 and

                    (2) the Excess Availability shall be not less than $15,000,000,

               (C) in the event that the Excess Equipment is so sold or otherwise disposed of at any time that the Fixed Asset Availability is included in the calculation of the Borrowing Base, as of the date of the sale or other disposition of any such Equipment and after giving effect thereto (including any reduction in the Borrowing Base as a result of such sale or other disposition as provided herein),

                    (1) if the forced liquidation value of all of the Eligible Equipment (net of liquidation expenses) as set forth in the appraisal thereof received by Agent pursuant to Section 4.3(d) hereof as a condition precedent to the Fixed Asset Availability being included in the calculation of the Borrowing Base is less than or equal to $25,000,000, the Fixed Asset Availability shall be reduced by seventy-five (75%) percent of the forced liquidation value of the Equipment so sold or otherwise disposed of as set forth in the most recent appraisal with respect thereto received by Agent prior to the date of the sale or other disposition of such Equipment, and if the forced liquidation value of all of the Eligible Equipment (net of liquidation

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expenses) as set forth in the appraisal thereof received by Agent pursuant to
Section 4.3(d) hereof as a condition precedent to the Fixed Asset Availability being included in the calculation of the Borrowing Base is greater than $25,000,000, the Fixed Asset Availability shall be reduced by fifty (50%) percent of the forced liquidation value of the Equipment so sold or otherwise disposed of as set forth in the most recent appraisal with respect thereto received by Agent prior to the date of the sale or other disposition of such Equipment,

                   (2) the aggregate amount of the forced liquidation value of all such Equipment so sold or otherwise disposed of, together with the aggregate amount of the forced liquidation value of all such Equipment moved pursuant to
Section 7.4(e)(v) hereof, in each case as set forth in the most recent appraisal with respect thereto received by Agent shall not exceed $10,000,000 and

                   (3) the Excess Availability shall not be less than $15,000,000,

               (D) as of the date of the sale or other disposition of any such Equipment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

               (E) such sale or other disposition thereof is permitted under the Term Loan Agreement and is otherwise permitted under any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound,

               (F) any consideration received by any Borrower or Guarantor, and all rights and interests of any Borrower or Guarantor under any agreements with respect to such sale or other disposition, are and shall be subject to the security interest and lien of Agent, and

               (G) Borrowers and Guarantors shall take such other and further actions as may be required hereunder with respect to any such consideration,

          (vi) sales or other dispositions by any Borrower or Guarantor of assets in connection with the closing or sale of a retail store location of such Borrower or Guarantor in the ordinary course of such Borrower's or Guarantor's business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (A) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may in good faith request,
(B) as of the date of such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (C) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (D) subject to the terms of the Intercreditor Agreement, any and all net proceeds payable or delivered to such Borrower in respect of such sale or other

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disposition shall be paid or delivered, or caused to be paid or delivered, to
Agent in accordance with the terms of this Agreement,

          (vii) sales or other dispositions of any assets by any Subsidiary of Parent (other than a Borrower) to any Borrower or Guarantor, and

          (viii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

          (ix) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

          (x) the issuance of Capital Stock of Parent consisting of common stock and options therefore pursuant to the Plan (as in effect on the date hereof), and the issuance of Capital Stock of Parent consisting of common stock pursuant to the exercise of options therefor that have been issued pursuant to the Plan (as in effect on the date hereof), and

          (xi) the grant by any Borrower or Guarantor of a non-exclusive license or an exclusive license after the date hereof to any person for the use of any Intellectual Property consisting of trademarks owned by such Borrower or Guarantor; provided, that, as to any such license, each of the following conditions is satisfied, (A) such license is only for the use of trademarks in the manufacture, distribution or sale of products outside the United States of America and Canada or if such license is for the use of such trademarks in the manufacture, distribution or sale of products within the United States of America or Canada, it is only for categories or types of Inventory other than any of the following: (1) sheets (including all

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subcategories of products with respect thereto), (2) towels (including all subcategories of products with respect thereto), (3) pillows and pads, (4) comforters, and (5) decorative bedding products, except, that, a Borrower or Guarantor may grant a license for the manufacture and sale of specialty products that are of the same type as any of the foregoing, so long as no Borrower or Obligor manufactures or sells such specialty product as of the date hereof, (B) such licenses shall not include any limitations or restrictions on the use of such trademarks by Borrowers or Guarantors which would limit or restrict the ability of Agent to use such trademarks to the same extent as any Borrower or Guarantor, and (C) Agent shall have received, true, correct and complete copies of the executed license agreement, promptly upon the execution thereof;

          (c) wind up, liquidate or dissolve, except that any Subsidiary of Parent (other than a Borrower) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other material agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary shall be duly and validly transferred and assigned to the parent corporation of such Subsidiary free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent and such other liens as may then exist with respect to such assets and properties and that are permitted hereunder (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets to of such Subsidiary to such parent corporation, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

          (d) agree to do any of the foregoing.

     9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

          (a) the security interests and liens of Agent for itself and the benefit of Lenders;

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     (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

     (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure obligations which are not overdue or (ii) such liens secure obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

     (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

     (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

     (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

     (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

     (h) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC or PPSA financing statement filings in respect thereof;

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          (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

          (j) the security interests in and mortgages and liens upon the Collateral of Term Loan Agent to secure the Term Loan Debt to the extent permitted hereunder, provided, that, the security interests in and mortgages and liens upon the Revolving Loan Priority Collateral of Term Loan Agent are and shall at all times be subject and subordinate to the security interests, mortgages and liens therein of Agent pursuant to the terms of the Intercreditor Agreement;

          (k) the security interests in and liens upon unearned insurance premiums in respect of the insurance policies maintained by Borrowers and Guarantors for which the financial institution has provided the financing for the payment of such premiums to secure the Indebtedness arising as a result of such financing permitted under Section 9.9(h) hereof;

          (l) the security interests and liens upon Equipment, Real Property and related assets permitted to secure Refinancing Indebtedness in accordance with the terms of Section 9.9(k) hereof; and

          (m) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

     9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

          (a) the Obligations;

          (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $25,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be.

          (c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders;

          (d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Sections 9.10(g) and 9.10(h) hereof;

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              (e)  Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries under swap agreements, cap agreements, collar agreements, exchange agreements, options, futures or forward hedging contracts, derivative instruments or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other products used or produced in the business of any Borrower, Guarantor or other Subsidiary; provided, that, such arrangements are either with a Lender or an Affiliate thereof or with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 (except as to such arrangements with respect to the future delivery to any Borrower, Guarantor or other Subsidiary of natural gas or cotton, which may be with any appropriate person) and are not for speculative purposes and such Indebtedness shall be unsecured;

              (f) Indebtedness of Borrowers and Guarantors to the Term Loan Lenders evidenced by or arising under the Term Loan Agreement and other Term Loan Lender Agreements (as in effect on the date hereof), provided, that:

                   (i) the principal amount of such Indebtedness shall not exceed $150,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the rate provided in the Term Loan Agreement as in effect on the date hereof,

                   (ii) as of the date hereof, no event of default, or event which with notice or passage of time or both would constitute an event of default exists, or has occurred under the Term Loan Lender Agreements,

                   (iii) Agent shall have received true, correct and complete copies of all of the Term Loan Lender Agreements, as duly authorized, executed and delivered by the parties thereto,

                   (iv) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that, (A) Parent may make regularly scheduled payments of interest in respect of the Term Loan Debt in accordance with the terms of the Term Loan Lender Agreements as in effect on the date hereof, (B) Parent may make mandatory semi-annual payments of principal and annual excess cash flow recapture payments in respect of the Term Loan Debt in accordance with the terms of the Term Loan Lender Agreements as in effect on the date hereof, provided, that, as to each such annual excess cash flow recapture payment, each of the following conditions is satisfied: (1) as of the date of any such payment and after giving effect thereto, Excess Availability shall be not less than $35,000,000 and (2) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (C) Parent may make (iv) mandatory prepayments of principal with the net cash proceeds received by Parent or any of its Subsidiaries from the sale or other disposition of any of the Term Loan Priority Collateral subject to the terms of the Intercreditor Agreement, (D) Parent may make the mandatory prepayment of principal in respect of such Indebtedness required to be made on the date hereof under the terms of the Term Loan Agreement (as in effect on the date hereof), and Parent may make optional prepayments of principal in respect of such Indebtedness on or after the date hereof, provided, that, as to each such prepayment, each of the following conditions is satisfied

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in the good faith determination of Agent: (1) as of the date of any such prepayment and after giving effect thereto, Excess Availability shall be not less than $65,000,000 and (2) as of the date of any such prepayment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (E) Borrowers may make prepayments of principal and interest in respect of such Indebtedness with proceeds of Refinancing Indebtedness with respect thereto permitted under Section 9.9(k) hereof;

              (v) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Term Loan Lender Agreements as in effect on the date hereof, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets or properties of any Borrower or Guarantor, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted in clause (iv) above, and

              (vi) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

         (g) Indebtedness of any Borrower or Guarantor to an insurance premium finance company reasonably acceptable to Agent arising pursuant to the financing by such company of premiums on certain insurance policies maintained by any Borrower or Guarantor, provided, that, (i) in no event shall the total amount of such Indebtedness outstanding at any time exceed $5,000,000, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness shall be unsecured except to the extent of any unearned premiums paid by any Borrower or Guarantor or any return of the premium for such policy,
(iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the material terms of the agreements with respect to such Indebtedness; except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (and for purposes hereof regularly scheduled payments in respect of such Indebtedness shall not be deemed to constitute the redemption, retirement, defeasance, purchase or acquisition of such Indebtedness) and (v) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

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          (h)  unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor) pursuant to loans in immediately available funds by such person to such Borrower or Guarantor, provided, that, each of the following conditions is satisfied as determined in good faith by Agent: (i) the instrument evidencing or governing the terms and conditions of such Indebtedness shall provide that such Indebtedness is subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations and the other terms and provisions relating to such subordination shall otherwise be acceptable to Agent in good faith or Agent shall have received a subordination agreement, in form and substance satisfactory to Agent in good faith, providing for such subordination and related matters, duly authorized, executed and delivered by the person to whom such Indebtedness is owed, Borrowers and Guarantors, (ii) Agent shall have received not less than ten (10) days' prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent in good faith the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) to the extent that any Term Loan Debt is still outstanding, then a portion of the proceeds of the loans giving rise to such Indebtedness may be applied to both the Obligations and to the Term Loan Debt in such amounts as may be acceptable to Agent (and amounts applied to the Obligations may be reborrowed in accordance with the terms hereof and if no Term Loan Debt is then outstanding, all of the proceeds of the loans giving rise to such Indebtedness shall be paid to Agent for application to the Obligations (which amounts may be reborrowed in accordance with the terms hereof), (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) such Indebtedness shall be incurred by such Borrower or Guarantor at commercially reasonable rates and terms in a bona fide arm's length transaction with a person that is not an Affiliate (other than an Affiliate that may be a Term Loan Lender), (vii) as of the date of such Indebtedness and after giving effect thereto (on a pro forma basis as of the last day of the immediately preceding month), the Leverage Ratio shall be no greater than 4.00 to 1.00,
(viii) in no event shall any Borrower or Guarantor make, or be required to make, any payments in respect of such Indebtedness, except as Agent may otherwise agree, other than regularly scheduled payments of interest with respect thereto in accordance with the applicable subordination provisions of the instrument governing such Indebtedness or the subordination agreement, as the case may be,
(ix) the terms and conditions of such financing shall not include any provision that adversely affects or limits the ability of Borrowers to borrow from Agent and Lenders, to amend, supplement or extend the financing arrangements of Borrowers with Agent and Lenders or otherwise contains any terms and conditions that are more restrictive or burdensome than those that are contained in any other Indebtedness of Borrowers, (x) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the material terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection

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therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such
Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, (xi) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be, and (xii) the provisions set forth in this Section 9.9(h) with respect to subordinated debt contained in this Section 2 shall not apply to Refinancing Indebtedness with respect to Term Loan Debt set forth in Section 9.9(k) hereof;

          (i) Indebtedness arising pursuant to guarantees by any Borrower of Indebtedness of another Borrower that is otherwise permitted hereunder or guarantees by any Guarantor of any Indebtedness of any Borrower or another Guarantor that is otherwise permitted hereunder;

          (j) Indebtedness arising in connection with the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

          (k) Indebtedness of Borrowers arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for all or any portion of the Indebtedness permitted under Section 9.9(b), Section 9.9(f) or Section 9.9(m) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days' prior written notice from Administrative Borrower of the intention of Borrowers to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such proposed Indebtedness, the person to whom such Indebtedness is proposed to be owed, the proposed interest rate and fees, schedule of repayments and maturity date with respect thereto, the collateral for such Indebtedness and such other information with respect thereto as Agent may request, (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions that affect or limit the ability of Borrowers or Guarantors to borrow from Agent and Lenders, to amend, supplement or extend any of the terms of the financing arrangements of Agent and Lenders with Borrowers and Guarantors pursuant to the terms hereof and of the other Financing Agreements or contain any other terms and conditions that are more restrictive or burdensome with respect to Borrowers and Obligors in any material respect than those included in the

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Indebtedness so refinanced, replaced or substituted for, (vi) such Indebtedness incurred by Borrowers shall be at rates and with fees or other charges that are commercially reasonable, (vii) as of the incurring of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (viii) as to Refinancing Indebtedness with respect to Indebtedness permitted under Section 9.9(f), (A) the aggregate principal amount of all such Refinancing Indebtedness shall not exceed the principal amount of $150,000,000 (plus the amount of refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), provided that, any amounts of such Refinancing Indebtedness in excess of the then outstanding amount of the Term Loan Debt shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine (which amounts to the extent applied to the Loans may be reborrowed subject to the terms hereof), (B) the Refinancing Indebtedness shall be secured only by all or some portion of the Term Loan Priority Collateral and the Fixed Asset Collateral, provided, that, as to the Term Loan Priority Collateral, (1) the amount of the Refinancing Indebtedness secured thereby shall not exceed the amount of the Term Loan Debt secured thereby immediately prior to the incurring of the Refinancing Indebtedness, (2) the priority thereof shall be on terms and conditions substantially similar to the subordination provisions set forth in the Intercreditor Agreement, and (3) the person providing the Refinancing Indebtedness shall have executed and delivered an Intercreditor Agreement with Agent and Lenders to replace the then existing Intercreditor Agreement, and (C) Agent shall have received a Collateral Access Agreement with respect to any Equipment and Real Property that may secure such Refinancing Indebtedness, duly authorized, executed and delivered by such person, in form and substance satisfactory to Agent, (ix) as to Refinancing Indebtedness with respect to Indebtedness permitted under Section 9.9(b) or Section 9.9(m) hereof, (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced, replaced or substituted for, and (B) the Refinancing Indebtedness shall be secured by substantially the same assets (or fewer assets) that secure the Indebtedness so refinanced, replaced or substituted for, (x) Borrowers and Obligors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any material terms of the agreements with respect to such Refinancing Indebtedness, except that Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so refinanced, replaced or substituted for), and (xii) Borrowers shall furnish to Agent copies of all notices or demands in connection with Indebtedness received by any Borrower or on its behalf promptly after the receipt thereof or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (l) Indebtedness arising after the date hereof consisting of non-refundable, advance or minimum guarantee royalty payments pursuant to any license agreements with respect to any intellectual property; provided, that, in no event shall the aggregate amount of all such Indebtedness payable in any twelve (12) consecutive month period exceed $20,000,000 as

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to all such license agreements and $5,000,000 as to any one license agreement, except as Agent may otherwise agree; and.

            (m) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the material terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except that for Indebtedness owing to certain States, Counties or other political subdivisions for unpaid taxes set forth on Schedule 9.9 of the Information Certificate arising prior to the commencement of the Chapter 11 Cases that are subject to settlement agreements of a Borrower with such State, County or other political subdivision, upon the sale of the property owned by the Borrower obligated to pay such taxes and party to such settlement agreement that gave rise to the liability of such Borrower for such unpaid taxes, such Borrower may prepay such taxes in accordance with the terms of the applicable settlement agreement and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10 Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

            (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

            (b) investments in cash or Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

            (c) the existing equity investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries, except that a Borrower or Guarantor may, at its option, make a capital contribution to another Borrower or PT Canada, provided, that, within thirty (30) days after the end of each fiscal month, Administrative

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Borrower shall provide to Agent a report in form and substance reasonably satisfactory to Agent of the amount of such capital contribution, the assets (including cash or Cash Equivalents) so contributed, the Borrower or Guarantor making such capital contribution and the Borrower or PT Canada (as the case may be) receiving such capital contribution, and such other information with respect thereto as Agent may request;

            (d) loans and advances after the date hereof by any Borrower, Guarantor or Subsidiary to directors, officers and employees of such Borrower, Guarantor or Subsidiary not to exceed the principal amount of $2,500,000 in the aggregate at any time outstanding;

            (e) investments or obligations issued to any Borrower, Guarantor or Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower, Guarantor or Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a settlement, composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such investments or obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

            (f) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due; provided, that, promptly upon the receipt by any Borrower or Guarantor of the original of any such promissory note evidencing any such past due obligations of an account debtor, such Borrower or Guarantor shall comply with Section 5.2 (b) hereof;

            (g) loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that,

                 (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Administrative Borrower shall provide to Agent a report in form and substance reasonably satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                 (ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) Agent may, at its option, from time to time and without limiting any subordination thereof provided for in any guarantee in favor of Agent and Lenders, require that Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of

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payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement, except that (1) Fieldcrest may from time to time in the ordinary course of business consistent with its current practices as of the date hereof repay the loans made to it by FCI Corporate and FCI Operations, provided that, FCI Corporate and FCI Operations shall promptly use the proceeds of any such repayment to make a loan to Parent and (2) Parent may from time to time in the ordinary course of business consistent with its current practices as of the date hereof repay loans made to it by PT Canada,

            (iii) the only loans by a Borrower to a Guarantor shall consist of the following:

                   (A) loans by Fieldcrest to FCI Corporate and FCI Operations from time to time in the ordinary course of business consistent with current practices as of the date hereof, provided, that,(1) the proceeds of such loans are promptly used by FCI Corporate and FCI Operations to pay payroll and related employee costs of FCI Corporate and FCI Operations then due and payable and (2) such loans are repaid to Fieldcrest by FCI Corporate and FCI Operations with the proceeds of the management fee payable by Fieldcrest to FCI Operations and FCI Corporate under the terms of their arrangements as in effect on the date hereof, and

                   (B) loans by a Borrower to PT Canada from time to time in the ordinary course of business consistent with current practices as of the date hereof, the proceeds of which are used by PT Canada for working capital,

                   (C) loans by a Borrower to FC Transportation from time to time in the ordinary course of business consistent with current practices as of the date hereof, provided, that,(1) the proceeds of such loans are used by FC Transportation for working capital and (2) such loans shall only be repaid through the setoff against amounts owing by a Borrower to FC Transportation for services rendered by FC Transportation to such Borrower;

       (h) loans of money or property (other than Collateral) after the date hereof by any Borrower or Guarantor to any Person (other than an existing Affiliate of any Borrower or Guarantor as of the date hereof) or investment after the date hereof by any Borrower or Guarantor by capital contribution in any Person (other than an existing Affiliate of any Borrower or Guarantor as of the date hereof), or the formation or acquisition after the date hereof by any Borrower of any direct wholly-owned Subsidiary of such Borrower after the date hereof; provided, that, as to any such loans or investments, or the formation or acquisition of any such Subsidiary, each of the following conditions is satisfied as determined by Agent in good faith:

            (i) as of the date of any such loan or investment, or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

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            (ii)   as of the date of any such loan or investment, or the
formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $35,000,000 for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan or investment or formation or acquisition or any payment in connection therewith and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $35,000,000,

            (iii) the Person receiving such loan or investment or the Subsidiary formed or acquired, as the case may be, shall be engaged in a business related, ancillary or complimentary to the business of Borrowers permitted in this Agreement,

            (iv) in the case of an investment by capital contribution, at Agent's option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Agent, together with such stock power, assignment or endorsement as Agent may request, and promptly upon Agent's request, the Borrower or Guarantor making such investment shall execute and deliver to Agent a pledge and security agreement, in form and substance satisfactory to Agent, granting to Agent a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Agent shall require with respect to Agent's security interests therein),

            (v) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Agent, at Agent's option, together with an appropriate endorsement, in form and substance satisfactory to Agent,

            (vi) in the case of the formation or acquisition by a Borrower of any wholly-owned Subsidiary, as to any such wholly-owned Subsidiary, (A) the Borrower forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance satisfactory to Agent), (1) an absolute and unconditional guarantee of payment of the Obligations, (2) a security agreement granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary (other than the real property owned by such Subsidiary and any Term Loan Priority Collateral) and a second security interest and lien upon any Term Loan Priority Collateral subordinate only to the security interest and lien of the Term Loan Agent pursuant to the terms of the Intercreditor Agreement, and (3) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent and (B) the Borrower forming such Subsidiary shall (1) execute and deliver to Agent, a pledge and security agreement, in form and substance satisfactory to Agent, granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and (C) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited

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liability company in which such interests are certificated, or otherwise take such actions as Agent shall require with respect to Agent's security interests therein),

                 (vii) Agent shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent may request;

            (i) investments in the form of hedging agreements and forward purchase contracts permitted under Section 9.9(e) hereof;

            (j) investments and loans consisting of non-cash consideration received in connection with a sale or other disposition of Moveable Assets permitted under Section 9.7(b)(iii) hereof or a sale or other disposition of Excess Equipment permitted under Section 9.7(b)(iv) hereof or a sale or other disposition of assets permitted under Section 9.7(b)(v) hereof; provided, that, Borrowers and Guarantors shall comply with the terms of Section 5.2 hereof with respect thereto;

            (k) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the material terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

      9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

            (a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

            (b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

            (c) any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower and any Subsidiary of a Guarantor (other than a Borrower) may pay dividends to a Guarantor;

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            (d)  Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the material terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $1,000,000.

      9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

            (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person (including the licensing by FC Licensing to Fieldcrest of certain trademarks owned by FC Licensing, provided, that (i) no cash payments are made in respect of such licensing arrangements and
(ii) the proceeds are used by FC Licensing to pay dividends to FC Financing, the proceeds of which are used by FC Financing to make loans to Fieldcrest); or

            (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, and (ii) payments by any such Borrower or Guarantor to another Borrower or Guarantor for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by such Borrower or Guarantor on behalf of such other Borrower or Guarantor, in the ordinary course of their respective businesses as currently conducted or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent.

      9.13 Compliance with ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Benefit Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Benefit Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Benefit Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make

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all required contributions to any Benefit Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Benefit Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Benefit Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Benefit Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation. Promptly upon each determination of the amount of the contributions or other payments required to be made for any fiscal year by a Borrower or Guarantor in respect of any Benefit Plan or otherwise in accordance with ERISA (whether by an actuarial firm retained by Borrowers or Guarantors or otherwise), Administrative Borrower shall notify Agent of such determination and provide such information with respect thereto as Agent may reasonably request. If the amount required to be so paid is more than $5,000,000 greater than the amount that was required to be contributed or paid for the immediately preceding fiscal year, Agent may, at its option, establish a Reserve in an amount equal to the amount by which the contribution or other payment required to be so contributed or paid in such fiscal year is more than $5,000,000 greater than the amount that was required to be so contributed or paid in the immediately preceding fiscal year. The amount required to be so contributed or paid for fiscal year 2002 is approximately $10,700,000. The payment of such amount is required to be made no later than September 15, 2003. On any date that the amount required to be so contributed or paid is less than the amount of such Reserve, the amount of the Reserve shall be reduced to the amount required to be so contributed or paid, provided that no Default or Event of Default shall exist or have occurred and be continuing.

      9.14 End of Fiscal Years; Fiscal Quarters. No Borrower or Guarantor shall, for financial reporting purposes, change its, or any Subsidiary's, fiscal years or fiscal quarters.

      9.15 Change in Business. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

      9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) the Term Loan Agreement, (iv) contractual obligations in existence on the date hereof, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (vi) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor,
(vii) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date

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on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (viii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

      9.17 Minimum EBITDA. At any time that Excess Availability is less than $35,000,000, the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the preceding twelve (12) consecutive months (treated as a single accounting period) as of the end of the most recent fiscal month for which Agent or any Lender has received financial statements of Borrowers or Guarantors, shall be not less than (a) $20,000,000 for each month through and including December 31, 2002; (b) $30,000,000 for each month from January 31, 2003 through and including June 30, 2003; (c) $40,000,000 for each month from July 31, 2003 through and including December 31, 2003; and (d) $50,000,000 from January 31, 2004 and thereafter.

      9.18  License Agreements.

            (a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.18(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than ten (10) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

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            (b)  Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than thirty (30) days prior to the date of any such non-renewal or expiration. If and to the extent the Intellectual Property subject to a License Agreement is affixed to or used in the manufacture, sale or distribution of Inventory constituting Collateral, at any time on and after an Event of Default exists or has occurred and is continuing, in the event of the failure of such Borrower or Guarantor to extend or renew such License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

      9.19 After Acquired Real Property. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) that has a fair market value in an amount equal to or greater than $1,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets or if Term Loan Agent or any other person is to have a mortgage or security interest or lien therein, then regardless of the fair market value), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent's request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state and local laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith. If such Real Property is adjacent or related to a location constituting Term Loan Priority Collateral, such Real Property shall be deemed to constitute part of the Term Loan Priority Collateral.

      9.20 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the

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terms of any of the Credit Card Agreements that would give the other party thereto the right to cease or suspend payments to any Borrower or Obligor or to establish reserves; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any such Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements and (ii) a Borrower may modify or amend any of the Credit Card Agreements, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto greater rights to setoff against amounts otherwise payable to such Borrower or greater rights to cease or suspend payments to such Borrower; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) such Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent; (e) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may in good faith require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

      9.21 Costs and Expenses. Borrowers shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all out-of pocket costs and expenses of filing or recording (including UCC and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable) and including as to any third party service used for such filings or recordings, the reasonable out-of-pocket fees and expenses of Agent or any Lender payable to such service; (b) reasonable out-of-pocket costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto;
(c) charges, fees or expenses charged by any issuer (or any advising, confirming or correspondent bank) in connection with the Letter of Credit Accommodations;
(d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred

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by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field (plus reasonable travel, hotel and all other out-of-pocket expenses) and in the office in connection with such examination; provided, that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Agent shall not conduct more than three (3) such field examinations in any twelve (12) month period (and any field examinations conducted at such time as a Default or Event of Default shall exist or have occurred and be continuing shall not be deemed to constitute a field examination for purposes of such limitation); and (g) the reasonable out-of-pocket fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

     9.22 Further Assurances. At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined in good faith that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) any Borrower fails to pay (A) any principal of the Obligations when due or (B) any interest, fees, costs, expenses or other amounts payable hereunder or under the other Financing Agreements within three (3) Business Days after the due date thereof, or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.13, 9.14, 9.15, 9.16, 9.18, 9.19 and 9.20 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or is of the same type of event or circumstance which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

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          (c) any Obligor revokes or terminates or purports to revoke or terminate any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

          (d) any judgment or judgments for the payment of money are rendered against any Borrower or Obligor in excess of $5,000,000 in any one case or in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days (unless such Borrower or Obligor has properly appealed such judgment or judgments within the period for such appeal required under applicable law and the judgment is not in excess of $10,000,000, in which case it shall be an Event of Default upon the entry of a judgment for the payment of money against such Borrower or Obligor in such appeal that remains unvacated or undischarged for a period in excess of the lesser of the date such payment is required to be made by such Borrower or Obligor pursuant to such judgment or other applicable law or thirty (30) days) or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $2,500,000;

          (e) any Borrower or Obligor dissolves or suspends or discontinues doing business. except as permitted pursuant to Section 9.7 hereof;

          (f) except for the Chapter 11 Cases, any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect (other than to the extent of the retention of jurisdiction by the Bankruptcy Court with respect to the Chapter 11 Cases) or under the bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, reorganization, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties after the date hereof and such petition or application is not dismissed within forty-five (45) days (or with respect to any case or proceeding under the bankruptcy or insolvency laws of Canada, sixty (60) days) after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect (other than to the extent of the retention of jurisdiction by the Bankruptcy Court with respect to the Chapter 11 Cases), or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or

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liquidation law or statute of any jurisdiction now or hereafter in effect
(whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, without limitation, if any Borrower or Obligor shall: (i) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a substantial part of its property and assets, (ii) be generally unable, or admit in writing its inability, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

          (i) any default or event of default under any agreement, document or instrument relating to any Indebtedness owing by Borrower or Guarantor to any person other than Agent and Lenders, in any case in the principal amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Guarantor under the Plan, the Confirmation Order, the Term Notes, the other Term Loan Lender Agreements (provided, that, to the extent of a default by any Borrower in respect of the financial covenants set forth in the Term Loan Lender Agreements, such default shall not be deemed an Event of Default hereunder unless such default continues for more than sixty (60) days and is not waived in writing by or on behalf of the Term Loan Lenders), the Credit Card Agreements or any Material Contract (and in the case of a Material Contract the other party thereto suspends or ceases to perform thereunder) or other material obligation to any person other than Agent and Lenders, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any failure by any Borrower or Guarantor to observe or perform any of the material terms or conditions of any material order or stipulation entered by or with the Bankruptcy Court in the Chapter 11 Cases applicable to it;

          (k) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Revolving Loan Priority Collateral or a valid and perfected second priority security interest in any of the Term Loan Priority Collateral, in each case purported to be subject thereto (except as otherwise permitted herein or therein);

          (l) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $1,000,000;

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          (m) any Change of Control;

          (n) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $5,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

          (o) there shall be an act, condition or event that has a Material Adverse Effect after the date hereof; or

          (p) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) upon written notice to Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and

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all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior written notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

          (c) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, at any time or times that an Event of Default exists or has occurred and is continuing, Agent shall (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof (including any Credit Card Issuers or Credit Card Processors) that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and

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statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

          (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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          (e) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and expenses.

          (g) Without limiting the foregoing, upon the occurrence of a Default (other than pursuant to Section 10.1(a), 10.1(d) and 10.1(i) hereof) or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, in each case upon written notice by Agent to Administrative Borrower, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

          (b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of New York, New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements

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or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

          (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

          (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor:
(i) certifies that neither Agent, any Lender nor any representative,

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agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

     11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein or in the other Financing Agreements. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers.

          (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

              (i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

              (ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

              (iii) release any Collateral or Guarantor (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

              (iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

              (v) consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

              (vi) amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders,

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              (vii)  increase the advance rates constituting part of the
Borrowing Base, without the consent of Agent and all of Lenders; or

              (viii) amend the definition of the term "Borrowing Base" as set forth herein or any defined term used in such definition, without the consent of Agent and all of Lenders.

          (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

          (c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in the event that any Borrower or Guarantor requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Administrative Borrower, Agent and the Required Lenders, Parent, Administrative Borrower and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for the termination of the Commitment of each of the Minority Lenders, the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

          (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this
Section 11.3.

          (e) Notwithstanding anything to the contrary contained in Section 11.3(a) above, (i) in the event that Agent and the parties that are Lenders as of the date of this Agreement shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letter of Credit Accommodations hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent

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may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

     11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Borrower shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers shall not have any obligation under this Section
11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     11.6 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of

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the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12. THE AGENT

     12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

     12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent

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accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     12.3 Events of Default.

          (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Borrower or Guarantor specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

          (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

     12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the

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costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is deemed to have been requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or Guarantor or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

     12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     12.8 Additional Loans. Agent shall not make any Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to all Borrowers to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after

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obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to $10,000,000 outstanding at any time and shall not cause the total principal amount of the Loans and Letter of Credit
Accommodations to exceed the Maximum Credit and (b) no such additional Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date that the first such additional Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree, provided, that, in the event that at any time after any such additional Loan or Letter of Credit Accommodation is made or provided, the Loans or Letter of Credit Accommodations do not exceed the Borrowing Base for ten (10) consecutive days, then such ninety (90) day period shall cease and recommence upon the next time that Agent may make such additional Loans or provide such additional Letter of Credit Accommodations. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations.

     12.9   Concerning the Collateral and the Related Financing Agreements.
Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, (i) a copy of each field audit or examination report, (ii) a monthly report with respect to the Borrowing Base prepared by Agent, (iii) a copy of any Borrowing Base Certificate received by Agent from Borrowers if so requested by a Lender (each field audit or examination report, monthly report with respect to the Borrowing Base and Borrowing Base Certificate being referred to herein as a "Report" and collectively, "Reports"), and (iv) a copy of any financial statements of Borrowers or Guarantors received by Agent; and

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' and Guarantors' personnel; and

            (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.7 hereof, and not to distribute or use any Report in any other manner.

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     12.11  Collateral Matters.

            (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section
12.8 hereof, shall not exceed the aggregate amount of $10,000,000 outstanding at any time or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on written demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Administrative Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to
Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

            (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $2,500,000 or (v) constituting Fixed Asset Collateral being released in compliance with Section 5.3 hereof or (vi) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

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            (c)  Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute and/or file such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute and/or file any such document on terms which, in Agent's good faith opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

            (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

     12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders, which successor agent shall be subject to the approval of Administrative Borrower if no Default or Event of Default shall exist or have occurred and be continuing, provided, that, (a) such approval shall not be unreasonably withheld, conditioned or delayed and (b) unless Agent shall have received written notice from Administrative Borrower that Administrative Borrower does not approve such successor agent within five (5) Business Days after receipt by Administrative Borrower of the notice from Agent that it is resigning, Administrative Borrower shall be deemed to have

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given such approval. If no successor agent is appointed prior to the effective date of the resignation of Agent (whether as a result of the failure of Administrative Borrower to approve a successor agent or otherwise), Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders (and the approval of Administrative Borrower shall not be required for such successor agent). Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

     13.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Maturity Date"). In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default; provided, that, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any obligations of Agent or any Lender to any bank or other financial institution where a deposit account is maintained by any Borrower or Guarantor that continue after the termination hereof. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative

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Borrower for such purpose. Interest shall be due until and including the next
Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC or PPSA to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

          (c) If for any reason this Agreement is terminated by Borrowers for any reason or is terminated by Agent after the occurrence of an Event of Default and the commencement by Agent of the exercise of its rights and remedies as a result of such Event of Default or upon the commencement of any case or proceeding with respect to any Borrower or Obligor under the bankruptcy laws of the United States of America (other than to the extent of the retention of jurisdiction by the Bankruptcy Court with respect to the Chapter 11 Cases), in any case, prior to the Maturity Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to one-half (1/2%) percent of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

          (d) Notwithstanding anything to contrary contained in Section 13.1(c) above, in the event of the termination of this Agreement by Borrower prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 13.1(c) with the proceeds of initial loans and advances to Borrowers pursuant to a credit facility provided by Wachovia Bank National Association or its Affiliates (or for which Wachovia Bank, National Association or any of its Affiliates is acting as agent) to Borrowers to replace the financing arrangements provided for herein, Borrowers shall not be required to pay the early termination fee provided for above.

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     13.2 Interpretative Provisions.

          (a) All terms used herein which are defined in Article 1, Article 8 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean "including, without limitation".

          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent in good faith, if such Event of Default is capable of being cured as determined by Agent in good faith.

          (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.

          (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as

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including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

       (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

       (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

       (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

  13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

       If to any Borrower or Guarantor:  Pillowtex Corporation
                                         One Lake Circle Drive
                                         Kannapolis, North Carolina 28081
                                         Attention: Vice President and Treasurer
                                         Telephone No.: 704-939-2976
                                         Telecopy No.: 704-939-4441

       with copies to:                   Pillowtex Corporation
                                         4111 Mint Way
                                         Dallas, Texas 75237
                                         Attention: John F. Sterling, Esq.
                                         Telephone No.:  214-333-3225
                                         Telecopy No.:  214-467-0823

                                         Jones, Day, Reavis & Pogue
                                         2727 North Harwood Street
                                         Dallas, Texas 75201-1515
                                         Attention: Thomas E. Gillespie, Esq.
                                         Telecopy No.: 214-969-5100

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              If to Agent:                Congress Financial Corporation
                                          1133 Avenue of the Americas
                                          New York, New York 10036
                                          Attention: Portfolio Manager
                                          Telephone No.: 212-840-2000
                                          Telecopy No.:  212-545-4583

              13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

              13.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.6 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

              13.6 Assignments; Participations.

                   (a) Each Lender may assign all or, if less than all, a portion equal to at least a Commitment of $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Assignees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) except with respect to transfers or assignments by a Lender to an Affiliate of such Lender or to another Lender, Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

                   (b) Congress shall not reduce its Commitment to less than $35,000,000, except, that, Congress shall have the right to assign its rights and delegate its obligations as a Lender under the Financing Agreements below such minimum amount (i) to any present and future subsidiaries or affiliates of Congress or (ii) to the extent of the interests of Participants as provided herein, or (iii) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (iv) at any time after an Event of Default shall exist or have occurred and be continuing or (v) with the consent of the

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Administrative Borrower which consent shall not be unreasonably withheld, delayed or conditioned.

          (c) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

          (e) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Subject to the provisions of Section 13.7 hereof, Agent and Lenders may furnish

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any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

          (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and (iv) all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

          (g) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

          (h) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall reasonably be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

    13.7  Confidentiality.

          (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party relating to this Agreement, (iv) to any Lender or any Affiliate of any Lender or any Participant (or prospective Lender or Participant) so long as such Lender (or its Affiliate) or Participant (or prospective Lender or Participant) shall have been instructed in writing, and by acceptance of the information be

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deemed to have agreed, to treat such information as confidential in accordance with this Section 13.7, or (v) to counsel for Agent or any Participant or Lender (or prospective Participant or Lender so long as clause (iv) of this Section is satisfied as to such person).

          (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent or such Lender, that Agent or such Lender will promptly notify Parent or any Borrower of such request so that Borrowers may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's reasonable expenses, cooperate with Borrowers in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

          (c) In no event shall this Section 13.7 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party without breach of this Section 13.7 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of Borrowers to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent on a non-confidential basis from a person other than Borrowers and Guarantors other than in violation of a confidentiality agreement in favor of Borrowers and Guarantors by such person to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) require Agent or any Lender to return any materials furnished by Borrowers or Guarantors to Agent or (iv) prevent Agent from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.7 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

     13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

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     13.9 Counterparts, Etc. This Agreement or any of the other Financing
Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.


AGENT                                    BORROWERS
-----                                    ---------

CONGRESS FINANCIAL CORPORATION,          PILLOWTEX CORPORATION
as Agent

By:   /s/ KEN SANDS                      By:   /s/ JOHN F. STERLING
     -----------------------------           ----------------------------------
Title: Executive Vice-President          Title: Vice President, General Counsel
      ----------------------------              -------------------------------
                                                and Secretary
                                                -------------------------------


                                         PTEX, INC.

                                         By:   /s/ JOHN F. STERLING
                                             ----------------------------------

                                         Title: Vice President, General Counsel
                                                -------------------------------
                                                and Secretary
                                                -------------------------------


                                         FC ONLINE, INC.

                                         By:   /s/ JOHN F. STERLING
                                             ----------------------------------

                                         Title: Vice President, General Counsel
                                                -------------------------------
                                                and Secretary
                                                -------------------------------


                                         BEACON MANUFACTURING COMPANY

                                         By:   /s/ JOHN F. STERLING
                                             ----------------------------------

                                         Title: Vice President, General Counsel
                                                -------------------------------
                                                and Secretary
                                                -------------------------------

                                    PILLOWTEX MANAGEMENT SERVICES COMPANY

                                    By:   /s/ JOHN F. STERLING
                                        --------------------------------------

                                    Title: Vice President, General Counsel and
                                           -----------------------------------
                                           Secretary
                                           -----------------------------------


                                    FIELDCREST CANNON, INC.

                                    By:   /s/ JOHN F. STERLING
                                        --------------------------------------

                                    Title: Vice President, General Counsel and
                                           -----------------------------------
                                           Secretary
                                           -----------------------------------


                                    OPELIKA INDUSTRIES, INC.

                                    By:   /s/ JOHN F. STERLING
                                        --------------------------------------

                                    Title: Vice President, General Counsel and
                                           -----------------------------------
                                           Secretary
                                           -----------------------------------


                                    ENCEE, INC.

                                    By:   /s/ JOHN F. STERLING
                                        --------------------------------------

                                    Title: Vice President, General Counsel and
                                           -----------------------------------
                                           Secretary
                                           -----------------------------------


                                    FCC CANADA, INC.

                                    By:   /s/ JOHN F. STERLING
                                        --------------------------------------

                                    Title: Vice President, General Counsel and
                                           -----------------------------------
                                           Secretary
                                           -----------------------------------

LENDERS
-------

CONGRESS FINANCIAL CORPORATION

By:   /s/ KEN SANDS
    -----------------------------------

Title: Executive Vice-President
       --------------------------------

Commitment: $200,000,000

GUARANTORS
----------

PTEX HOLDING COMPANY

By:   /s/ DARRELL L. JONES
    -----------------------------------

Title: Vice President and Treasurer
       --------------------------------

THE LESHNER CORPORATION

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------

FIELDCREST CANNON FINANCING, INC.

By:   /s/ DARRELL L. JONES
    -----------------------------------

Title: Vice President and Treasurer
       --------------------------------


FIELDCREST CANNON LICENSING, INC.

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------

FCI CORPORATE LLC

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------


FIELDCREST CANNON TRANSPORTATION, INC.

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------


FCI OPERATIONS LLC

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------


PILLOWTEX CANADA INC.

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------


TENNESSEE WOOLEN MILLS, INC.

By:   /s/ JOHN F. STERLING
    -----------------------------------

Title: Vice President, General Counsel
       --------------------------------
       and Secretary
       --------------------------------